                                                                       EXHIBIT 1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

- - - - - - - - - - - - - - - - - - -   x  Chapter 11
In re:                                :  Case No.:  94-26723 (RG)
O'BRIEN ENVIRONMENTAL ENERGY, INC.    :
                                      :
                Debtor.               :
                                      :
- - - - - - - - - - - - - - - - - - -   x


                     COMPOSITE FOURTH AMENDED AND RESTATED
                           PLAN OF REORGANIZATION FOR
                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                PROPOSED BY O'BRIEN ENVIRONMENTAL ENERGY, INC.,
                           THE OFFICIAL COMMITTEE OF
                            EQUITY SECURITY HOLDERS,
                 WEXFORD MANAGEMENT CORP. AND NRG ENERGY, INC.
                 ---------------------------------------------


Dated January 31, 1996


                               TABLE OF CONTENTS
                               -----------------

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I:     Definitions............................................................................................    1
II:    Unclassified Claims....................................................................................   17
III:   Classification of Claims and Interests.................................................................   18
       3.1  Class 1--BLT Leasing Corp.........................................................................   18
       3.2  Class 2--CoreStates New Jersey National Bank......................................................   18
       3.3  Class 3--CoreStates Bank..........................................................................   18
       3.4  Class 4--Financing for Science International, Inc.................................................   18
       3.5  Class 5--First Fidelity Bank, N.A.................................................................   18
       3.6  Class 6--General Electric Capital Corporation.....................................................   18
       3.7  Class 7--Heller Financial, Inc....................................................................   18
       3.8  Class 8--MDFC Equipment Leasing Corp..............................................................   19
       3.9  Class 9--Meridian Bank............................................................................   19
      3.10  Class 10--PECO Energy Company.....................................................................   19
      3.11  Class 11--The Bank of New York (Equipment)........................................................   19
      3.12  Class 12--The Bank of New York (Documents)........................................................   19
      3.13  Class 13--Natwest.................................................................................   19
      3.14  Class 14--Other Secured Claims....................................................................   19
      3.15  Class 15A--Senior Debt............................................................................   19
      3.16  Class 15B--Non-Subordinated Unsecured Claims......................................................   19
      3.17  Class 15C--Old Subordinated Noteholder Claims.....................................................   20
      3.18  Class 16--Old Common Stock........................................................................   20
      3.19  Class 17--Old Subordinated Noteholder Securities Claims...........................................   20
      3.20  Class 18--Old Stockholder Securities Claims.......................................................   20

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      3.21  Class 19--Old Options.............................................................................   20
IV:    Treatment of Classes Not Impaired by the Plan..........................................................   20
       4.1  Class 1 (BLT Leasing Corp.).......................................................................   20
       4.2  Class 6 (General Electric Capital)................................................................   20
       4.3  Class 9 (Subclass of Meridian Bank--Collateral Used in Biogas Projects Formerly Owned by O'Brien..   20
       4.4  Class 10 (PECO Energy Company)....................................................................   20
       4.5  Class 13 (Natwest)................................................................................   20
V:     Treatment of Classed Impaired by the Plan..............................................................   20
       5.1  Class 2 (CoreStates New Jersey National Bank).....................................................   20
       5.2  Class 3 (CoreStates Bank).........................................................................   21
       5.3  Class 4 (Financing for Science International, Inc.)...............................................   21
       5.4  Class 5 (First Fidelity Bank).....................................................................   21
       5.5  Class 7 (Heller Financial, Inc.)..................................................................   21
       5.6  Class 8 (MDFC Equipment Leasing Corp.)............................................................   21
       5.7  Class 9 (Meridian Bank)...........................................................................   21
       5.8  Class 11 (Bank of New York--Equipment)............................................................   22
       5.9  Class 12 (The Bank of New York)...................................................................   22
      5.10  Class 14 (Other Secured Claims)...................................................................   22
      5.11  Class 15A (Senior Debt)...........................................................................   22
      5.12  Class 15B (Non-Subordinated Unsecured Claims).....................................................   22
      5.13  Class 15C (Old Subordinated Noteholder Claims)....................................................   23
      5.14  Class 16 (Old Common Stock).......................................................................   23
      5.15  Class 17 (Old Subordinated Noteholder Securities Claims)..........................................   23
      5.16  Class 18 (Old Stockholder Securities Claims)......................................................   23
      5.17  Class 19 (Old Options)............................................................................   24


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VI:    Means for Execution of Plan............................................................................   24
       6.1  Consummation of Acquisition and Plan..............................................................   24
       6.2  General Corporate Matters:  Charter Amendment.....................................................   25
       6.3  Reconstituted Board of Directors of O'Brien.......................................................   25
       6.4  Corporate Action..................................................................................   25
       6.5  Other Transaction Documents.......................................................................   25
       6.6  Distributions.....................................................................................   25
       6.7  Distribution Dates................................................................................   28
       6.8  Vesting of Property...............................................................................   28
       6.9  Consummation......................................................................................   28
      6.10  NRG Supplemental Loan.............................................................................   28
      6.11  Post-Petition Interest Fund.......................................................................   29
      6.12  Deferral of DIP Loan and Wexford Administrative Claim.............................................   29
VII:  Cramdown................................................................................................   30
VIII: Executory Contracts.....................................................................................   31
       8.1  Rejection of Executory Contracts..................................................................   31
       8.2  Assumption of Executory Contracts.................................................................   31
IX:    Rights and Obligations of Reorganized O'Brien as Plan Administrator....................................   31
       9.1  Appointment of Plan Administrator.................................................................   31
       9.2  Exculpation.......................................................................................   31
       9.3  Powers of Reorganized O'Brien.....................................................................   31
       9.4  Duties of Reorganized O'Brien.....................................................................   31
X:     Procedures for Resolving and Treating Disputed Claims..................................................   32
      10.1  Objection Deadline................................................................................   32
      10.2  Responsibility For Objection to Disputed Claims...................................................   32
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                                      iii
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      10.3  No Distributions Pending Allowance................................................................   33
      10.4  Distributions After Allowance.....................................................................   33
      10.5  Treatment of Contingent Claims....................................................................   33
      10.6  Estimation of Claims..............................................................................   33
      10.7  Disputed Claims Reserve...........................................................................   34
      10.8  Administrative and Priority Claims Reserve........................................................   35
      10.9  Payment of Taxes in Respect of the Distribution Reserves..........................................   36
XI:    Conditions to Confirmation and Effective Date..........................................................   37
      11.1  Conditions to Confirmation........................................................................   37
      11.2  Conditions to Effective Date......................................................................   37
      11.3  Waiver of Conditions..............................................................................   37
XII:   Effects of Confirmation and Effectiveness of Plan......................................................   37
      12.1  Discharge of Debtor...............................................................................   37
      12.2  Discharge of Liens................................................................................   38
      12.3  Injunction........................................................................................   38
      12.4  Exculpations and Limitations of Liability.........................................................   38
XIII:  Retention of Jurisdiction..............................................................................   39
      13.1  Retention of Jurisdiction.........................................................................   39
      13.2  Failure of Court to Exercise Jurisdiction.........................................................   40
XIV:   Miscellaneous Provisions...............................................................................   40
      14.1  Compliance With Tax Requirements..................................................................   40
      14.2  Post-Confirmation Date Fees and Expenses of Professional Persons..................................   40
      14.3  Retention of Avoidance Actions....................................................................   40
      14.4  Binding Effect....................................................................................   40
      14.5  Governing Law.....................................................................................   41

                                       iv
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      14.6  Amendments and Modifications......................................................................   41
      14.7  Revocation........................................................................................   41
      14.8  No Modification or Subordination Rights...........................................................   41
      14.9  Severability......................................................................................   41
     14.10  De Minimis Distributions..........................................................................   42
     14.11  Interpretation and Rules of Construction..........................................................   42
     14.12  Other Terms.......................................................................................   42
     14.13  Headings..........................................................................................   42
     14.14  Incorporation of Exhibits.........................................................................   42

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

- - - - - - - - - - - - - - - - - - -   x  Chapter 11
In re:                                :  Case No.:  94-26723 (RG)
O'BRIEN ENVIRONMENTAL ENERGY, INC.    :
                                      :
                Debtor.               :
                                      :
- - - - - - - - - - - - - - - - - - -   x


                     COMPOSITE FOURTH AMENDED AND RESTATED
                           PLAN OF REORGANIZATION FOR
                       O'BRIEN ENVIRONMENTAL ENERGY, INC.
                PROPOSED BY O'BRIEN ENVIRONMENTAL ENERGY, INC.,
                           THE OFFICIAL COMMITTEE OF
                            EQUITY SECURITY HOLDERS,
                 WEXFORD MANAGEMENT CORP. AND NRG ENERGY, INC.
                 ---------------------------------------------

          O'Brien Environmental Energy, Inc. ("O'Brien"), the Official Committee of Equity Security Holders of O'Brien Environmental Energy, Inc. (the "Equity Committee"), Wexford Management Corp., a Delaware corporation ("Wexford"), and NRG Energy, Inc., a Delaware corporation ("NRG"), hereby propose the following plan of reorganization for O'Brien pursuant to Chapter 11 of the Bankruptcy Code (the "Plan"):

                            ARTICLE I:  DEFINITIONS

          Unless the context otherwise requires, the following capitalized terms shall have the following meanings when used herein. Any capitalized term used herein that is not defined below and is defined in the Acquisition Agreement shall have the meaning assigned to such term in the Acquisition Agreement. Any term used herein that is not defined below in this Article I and is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or Bankruptcy Rules, unless the context clearly requires otherwise.

          1.1.  "Acquired Subsidiaries" means (i) O'Brien Biogas Inc. I (SKB);
(ii) O'Brien Biogas Inc. VI; (iii) O'Brien Biogas (Mazzaro) Inc.; (iv) O'Brien Biogas (Corona) Inc.; (v) O'Brien Biogas Inc. IV; (vi) O'Brien Biogas (Hackensack) Inc.; (vii) O'Brien Cogen Inc. II (Artesia); (viii) O'Brien Standby Power Energy, Inc.; (ix) O'Brien Biogas Inc. III (Atochem); and (x) O'Brien Biogas Inc. VII.

          1.2. "Acquisition Agreement" means the Amended and Restated Stock Purchase and Reorganization Agreement to be executed by NRG and O'Brien, substantially in the form filed with the Bankruptcy Court on February 2, 1996.

          1.3. "Additional Cash Amount" means the sum of (A) the aggregate amount of any payments that would have been made to any Non-Accepting Secured Creditors had such Creditors received the Cash Payoff Treatment rather than the Collateral Putback

Treatment, and (B) the amount that the increase to the Cash Equity Contribution provided for in Section 2.5 of the Acquisition Agreement is determined to be greater than $945,000.

          1.4. "Administrative and Cure Claims Cash Payment" means the aggregate amount determined by the Bankruptcy Court prior to the Effective Date as being necessary to fund (a) Administrative Claims and Priority Claims that are Allowed and are due and payable on the Effective Date (excluding the DIP Loan Outstanding Amount and the Wexford Administrative Claim), (b) the Cure
Payments and (c) the Administrative and Priority Claims Reserve.   The
Administrative and Cure Claims Cash Payment shall be funded from the Reserved Administrative and Cure Claims Cash Amount, the Additional Cash Amount, Excess Cash (to the extent available as provided in Section 6.12(c)) and, to the extent required by Section 6.10 below and subject to Section 10.8(b), the NRG Mandatory Supplemental Loan.

          1.5. "Administrative and Priority Claims Reserve" means a segregated Cash fund in an amount that is determined by the Court prior to the Effective Date to be an appropriate reserve for the payment of the estimated allowable amount of all Unresolved Administrative and Priority Claims and which shall serve as the sole source of payment of any such claims that are Allowed by Final Order after the Effective Date or that are Allowed but by their respective terms not yet due and payable on the Effective Date.

          1.6. "Administrative Claim" means (i) a Claim entitled to priority under Bankruptcy Code section 507(a)(1) (including any Claim of NRG in respect of the DIP Loan), (ii) a Claim in respect of any amounts required to be paid upon assumption of an executory contract or unexpired lease under Bankruptcy Code section 365(b)(1)(A) and (B), and (iii) any fees or charges assessed against the Debtor under chapter 123 of title 28, United States Code (28 U.S.C.
Section 1911, et seq.).

          1.7.  "Administrative Claims Shortfall" has the meaning set forth in
Section 10.8 (b).

          1.8.  "Administrative Shortfall Loan" has the meaning set forth in
Section 10.8(b).

          1.9. "Affiliate" means, with respect to any Entity, any other Person controlling, controlled by, or under common control with such Entity. For purposes of this definition, 'control' shall mean the power to direct, or cause the direction of, the management or policies of any Entity, whether through ownership of securities, by contract or otherwise.

          1.10 "Aggregate Non-Reinstated Secured Claim Supplemental Payment" means the aggregate amount of the Non-Reinstated Secured Claim Supplemental Payments that are to be made to the holders of Allowed Non-Reinstated Secured Claims on the Effective Date.

          1.11. "Allowed", "Allowed Claim" or "Allowed Interest" means, with reference to any Claim or Interest, (a) a Claim against or Interest in the Debtor, proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court, and which is not a Disputed Claim or Disputed Interest, (b) any Claim against or Interest in the Debtor, proof of which was not filed within the applicable period of limitation fixed by the Court and which has been listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent, (c) any Interest listed on the records of the Debtors transfer agent as of the Distribution Record Date, or (d) any Claim allowed by Final Order. An Allowed

Claim or Allowed Interest does not include any Claim or Interest or portion thereof which is a Disallowed Claim or Disallowed Interest or which has been subsequently withdrawn, disallowed, released or waived by the holder thereof or pursuant to a Final Order.

          1.12. "Allowed General Unsecured Claim" means a General Unsecured Claim that is an Allowed Claim.

          1.13.  "Assumed Contracts" has the meaning set forth in Section 8.2.

          1.14. "Bankruptcy Code" means title 11 of the United States Code, as amended and in effect on the Petition Date.

          1.15. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended.

          1.16. "Bidding Procedures Order" means the Order (1) Establishing and Approving Bidding Procedures, (2) Setting Sale/Confirmation Hearing (A) to Consider Higher and Better Offers, If Any, (B) to Approve (i) Sale of Assets,
(ii) Assumption and Assignment, as well as Rejection, of Certain Executory Contracts, and (iii) Establishment of Cure Amounts, If Any, and Adequate Assurance Terms and (C) for Plan Confirmation and (3) Setting Dates for, inter alia, Filing of Competing Bids and Plans and Objections entered by the Court on August 30, 1995.

          1.17. "Biogas Asset" means equipment owned by O'Brien that is used in connection with a biogas project operated by O'Brien or one of the Acquired Subsidiaries.

          1.18. "Biogas Claim Reinstatement Treatment" means, as to a Secured Claim that is secured by a Lien on Biogas Assets, the following treatment: (A) such Secured Claim shall not be bifurcated into an Allowed Secured Claim and an Allowed Unsecured Claim based on a determination of a Deficiency Amount in respect of such Claim; (B) the Collateral securing such Claim shall be transferred to the Acquired Subsidiary that operates or, following the Effective Date, will operate the biogas project in which such Collateral is used and such Acquired Subsidiary shall assume all of O'Brien's obligations and liabilities in respect of such Claim; (C) if applicable, the maturity of such Claim shall be reinstated; (D) any defaults with respect to such Claim other than the kind specified in Bankruptcy Code section 365(b)(2) shall be cured by O'Brien; (E) the holder of such Claim shall be compensated by O'Brien for any damages incurred by such holder as a result of any reasonable reliance by such holder on any contractual provision or applicable law that entitles such holder to demand or receive accelerated payment of such Claim after any default with respect to such Claim; and (F) the legal, equitable and contractual rights to which such Claim entitles such holder shall otherwise be left unaltered.

          1.19. "BONY Deferred Cash Payoff Treatment" means the following treatment accorded to The Bank of New York on the Effective Date with respect to its Class 12 Secured Claim: (a) the Class 12 Cure Payment and (b) The Bank of New York shall retain the Lien securing its Class 12 Secured Claim and shall receive on account of such Claim deferred cash payments from Reorganized O'Brien having a value, as of the Effective Date, equal to the Allowed Class 12 Secured Claim (excluding the Class 12 Cure Payment), which deferred cash payments shall be paid pursuant to a payment schedule and interest rate to be on terms acceptable to the BONY and set forth in a notice by NRG filed with the Court and served on The Bank of New York prior to commencement of the Confirmation Hearing.

          1.20 "BPU Approval" has the meaning given to it in Article I of the Acquisition Agreement.

          1.21. "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law or other government action to close.

          1.22.  "Cash" means legal tender of the United States of America.

          1.23. "Cash Payment Fund" means a Cash fund available to holders of Allowed General Unsecured Claims other than Wexford-Related Unsecured Claims that will be created on the Effective Date and into which there shall be deposited the General Unsecured Claims Cash Payment; provided that any amount deposited or held in the Cash Payment Fund in excess of the Required Unsecured Claims Payment shall be withdrawn from the Cash Payment Fund and deposited in the Post-Petition Interest Fund.

          1.24. "Cash Payoff Treatment" means, as to any Allowed Secured Claim treated under the Plan, the following treatment: a cash payment on the Effective Date in the amount specified in the applicable section of Article V which, together with the applicable Non-Reinstated Secured Claim Supplemental Payment, shall be in full compromise and satisfaction of such Claim, provided that such treatment shall not be applicable to any such Claim, the holder of which (i) objects to any provision of the Plan or votes such Allowed Secured Claim or the General Unsecured Claim in respect of the Deficiency Amount of such Claim against the Plan and (ii) receives a Treatment Election Notice providing for Collateral Putback Treatment.

          1.25. "Cash Purchase Price" has the meaning given to it in Section 2.2(a) of the Acquisition Agreement.

          1.26. "Chapter 11 Case" means the case under Chapter 11 of the Bankruptcy Code with respect to the Debtor pending in the Court.

          1.27. "Claim" means a claim, as defined in Bankruptcy Code section 101(5), against the Debtor that arises before the Effective Date.

          1.28. "Class 12 Cure Payment" means a cash payment in the amount of $192,000 on account of the arrearage owing by O'Brien on the Effective Date to The Bank of New York in respect of the Allowed Class 12 Claim of The Bank of New York.

          1.29. "Class 15 Claim" means any Class 15A Claim, Class 15B Claim or Class 15C Claim.

          1.30. "Class 15A Cash Payment Fund" shall mean that portion of the Cash Payment Fund equal to a fraction, the numerator of which is the aggregate amount of Allowed General Unsecured Claims in respect of Senior Debt and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims other than the Wexford-Related Unsecured Claims.

          1.31. "Class 15B Cash Payment Fund" shall mean that portion of the Cash Payment Fund equal to a fraction, the numerator of which is the aggregate amount of Allowed General Unsecured Claims other than those in respect of the Wexford-Related Class 15B

Claims, Senior Debt or Old Subordinated Noteholder Claims and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims other than the Wexford-Related Unsecured Claims.

          1.32. "Class 15B Distribution Amount" shall have the meaning given to it in Section 5.12 of the Plan.

          1.33. "Class 15C Cash Payment Fund" shall mean that portion of the Cash Payment Fund equal to a fraction, the numerator of which is the aggregate amount of Allowed Old Subordinated Noteholder Claims other than the Wexford-Related Class 15C Claims and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims other than the Wexford-Related Unsecured Claims.

          1.34. "Class 15C Distribution Amount" shall have the meaning given to it in Section 5.13 of the Plan.

          1.35. "Class 15 Supplemental Payment" means a cash payment equal to the amount of interest that accrues, at 5% per annum, for the period from February 1, 1996 until the Effective Date, on $69,467,000.

          1.36. "Class 15A Supplemental Payment" shall mean that portion of the Class 15 Supplemental Payment equal to a fraction, the numerator of which is the aggregate amount of Allowed General Unsecured Claims in respect of Senior Debt and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims other than the Wexford-Related Unsecured Claims.

          1.37. "Class 15B Supplemental Payment" shall mean that portion of the Class 15 Supplemental Payment equal to a fraction, the numerator of which is the aggregate amount of Allowed General Unsecured Claims other than those in respect of the Wexford-Related Class 15B Claims, Senior Debt or Old Subordinated Noteholder Claims and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims other than the Wexford-Related Unsecured Claims.

          1.38. "Class 15C Supplemental Payment" shall mean that portion of the Class 15 Supplemental Payment equal to a fraction, the numerator of which is the aggregate amount of Allowed Old Subordinated Noteholder Claims other than the Wexford-Related Class 15C Claims and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims other than the Wexford-Related Unsecured Claims.

          1.39. "Co-Investment Agreement" means the Co-Investment Agreement between Reorganized O'Brien and NRG pursuant to which NRG shall grant Reorganized O'Brien a right of first refusal with respect to the Energy Development Projects (as defined in the Acquisition Agreement), substantially in the form attached as an Exhibit to the Acquisition Agreement.

          1.40. "Collateral" means any property of the Debtor subject to a valid and enforceable Lien to secure the payment of a Claim.

          1.41. "Collateral Putback Treatment" means, as to any Allowed Secured Claim treated under the Plan, the following treatment: the holder of such Allowed Claim will receive the Collateral securing such Claim on the Effective Date. If the Collateral Putback

Treatment is applicable to a particular Secured Claim, the Allowed amount of such Claim shall be determined by the Court prior to the Effective Date.

          1.42. "Committees" means the Creditors' Committee and the Equity Committee.

          1.43. "Confirmation Date" means the date on which the Confirmation Order is entered.

          1.44. "Confirmation Hearing" means the hearing conducted by the Court on confirmation of the Plan.

          1.45. "Confirmation Order" means an order of the Court, approving NRG as the prevailing Competing Bidder (as defined in the Bidding Procedures Order), confirming the Plan pursuant to Bankruptcy Code section 1129, and approving and authorizing the Acquisition Agreement and the Transaction Documents to which O'Brien is to be a party, in the form filed by the Proponents together herewith with such changes thereto as the Court may require that are reasonably satisfactory to the Proponents.

          1.46. "Contingent Claim" means a Claim that is contingent or unliquidated and that has not been Allowed by Final Order.

          1.47. "Court" means the United States Bankruptcy Court for the District of New Jersey, Judge Rosemary Gambardella presiding, or such other court as may have jurisdiction over the Chapter 11 Case.

          1.48. "Creditor Reinstatement Treatment" means either the Biogas Claims Reinstatement Treatment or the Reinstatement/Nonimpairment Treatment.

          1.49. "Creditors' Committee" means the Official Committee of Unsecured Creditors of O'Brien appointed in the Chapter 11 Case of O'Brien.

          1.50. "Cure Payments" means the aggregate amount required to be paid to any holders of Secured Claims on the Effective Date that are receiving the Biogas Claim Reinstatement Treatment or the Reinstatement/Nonimpairment Treatment under the Plan.

          1.51.  "Debtor" means O'Brien.

          1.52. "Deferred Administrative Shortfall Amount" has the meaning given to it in Section 10.8.(b)

          1.53. "Deferred DIP Loan Amount" shall have the meaning given to it in Section 6.12(a) of the Plan.

          1.54. "Deferred Wexford Claim Amount" shall have the meaning given to it in Section 6.12(b) of the Plan.

          1.55. "Deficiency Amount" means, with respect to a Claim that is secured by a Lien on Collateral, the amount by which the Claim exceeds the sum of (i) the amount realized or realizable upon the exercise of any set-off rights of the holder of such Claim against the Debtor under sections 506 and 553 of the Bankruptcy Code, plus (ii) if the Collateral securing such Claim is disposed of prior to the Effective Date, the amount of net proceeds realized therefrom or, if the Collateral is not so disposed of, the value of the interest of the holder of the Claim in the Debtor's interest in such Collateral, as determined by the Court under section 506 of the Bankruptcy Code; provided, however, that if the holder of such Claim makes the election provided in section 1111(b) of the Bankruptcy Code, there shall be no Deficiency Amount in respect of such Claim.

          1.56. "Designated Receivable" means the Insurance Receivable or the Pakistani Receivable.

          1.57. "DIP Loan" shall have the meaning given to it in the Acquisition Agreement.

          1.58. "DIP Loan Outstanding Amount" means the amount of the DIP Loan that is outstanding and due and owing to NRG immediately prior to consummation of the Plan on the Effective Date.

          1.59. "Disallowed Claim" or "Disallowed Interest" shall mean a Claim against, or Interest in, the Debtor, or any portion thereof, that has been disallowed by Final Order.

          1.60. "Disclosure Statement" means the Master Disclosure Statement filed by the Debtor, together with the supplemental disclosure statement relating to the Plan filed by the Proponents and any supplemental disclosure statement filed by the Proponents of any other plan of reorganization for the Debtor with respect to such plan of reorganization, as filed with the Court pursuant to section 1125 of the Bankruptcy Code and the Bidding Procedures Order.

          1.61. "Disclosure Statement Order" means the order of the Court entered on November 17, 1995, approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code and establishing the procedures and method of providing notice of the Confirmation Hearing.

          1.62. "Disputed Claim" or "Disputed Interest" means a Claim against, or Interest in, the Debtor, to the extent that a proof of claim or interest has been filed or deemed filed under applicable law, (i) as to which an objection has been filed, (ii) which is a Contingent Claim that has not been withdrawn or disallowed by Final Order, (iii) that is designated as disputed in the Debtor's Schedules, (iv) in an amount in excess of that amount which has been listed by the Debtor in its Schedules as other than disputed, contingent or unliquidated, or (v) that has not been listed in the Debtor's Schedules.

          1.63.  "Disputed Claims Reserve" shall have the meaning given to it in
Section 10.7(c) of the Plan.

          1.64. "Distribution Date" means (i) for any Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, the Effective Date or as soon thereafter as practicable, but in no event more than ten days thereafter and (ii) for any Claim or Interest that is a Disputed Claim or Disputed Interest on the Effective Date, the date as soon as practicable, but in no event more than 30 days, after the date on which such Claim or Interest becomes an Allowed Claim or Allowed Interest.

          1.65. "Distribution Record Date" means the close of business in the City of New York, State of New York, on the Effective Date or such other date as may be fixed by order of the Court.

          1.66. "Distribution Reserves" means the Administrative and Priority Claims Reserve and the Disputed Claims Reserve.

          1.67. "Effective Date" means a Business Day designated by the Proponents in accordance with the Acquisition Agreement, on which (i) the Confirmation Order is not stayed and (ii) all conditions to the consummation of the Plan have been satisfied or waived as provided in Article XI.

          1.68. "Effective Date Administrative and Cure Payments" means the sum of the aggregate amount of Administrative Claims and Priority Claims that are Allowed and are due and payable on the Effective Date (excluding the DIP Loan Outstanding Amount and the Wexford Administrative Claim) and the Cure Payments.

          1.69. "Effective Date Administrative Shortfall Loan" shall have the meaning set forth in Section 10.8(b).

          1.70. "11% Subordinated Debentures (2010)" means the 11% Convertible Senior Subordinated Debentures issued by O'Brien, due March 15, 2010, pursuant to the 11% Subordinated Debentures (2010) Indenture.

          1.71. "11% Subordinated Debentures (2011)" means the 11% Convertible Senior Subordinated Debentures issued by O'Brien, due March 15, 2011, pursuant to the 11% Subordinated Debenture (2011) Indenture.

          1.72. "11% Subordinated Debentures (2010) Indenture" means the indenture, dated as of March 15, 1990, between O'Brien and Fidelity Bank, National Association, as Indenture Trustee.

          1.73. "11% Subordinated Debentures (2011) Indenture" means the Indenture, dated as of March 14, 1991, between O'Brien and United Jersey Bank, as Indenture Trustee.

          1.74. "Entity" means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other person or entity.

          1.75. "Equipment Held for Sale" shall mean any item of energy equipment, consisting mainly of gas and steam turbines, owned by Reorganized O'Brien following the Effective Date and not utilized in a project operated by a Subsidiary, including, to the extent applicable, the energy equipment described in the appraisal dated July 14, 1995 delivered to O'Brien by Belyea Company Incorporated and the appraisal dated June 13, 1995 delivered to O'Brien by Arthur Andersen & Co., SC.

          1.76. "Equity Committee" has the meaning given to it in the first paragraph of the Plan.

          1.77. "Equityholders Cash Payment" means the $7.5 million Cash payment to be made pursuant to Section 5.14 of the Plan to the holders of Old Common Stock by

NRG, an affiliate of NRG, or Reorganized O'Brien in such manner as agreed between counsel to NRG and counsel to the Equity Committee prior to the Effective Date.

          1.78. "Estate" means the estate of the Debtor under section 541 of the Bankruptcy Code.

          1.79. "Excess Cash" shall have the meaning given to it in Section 6.12(c) of the Plan.

          1.80.  "Fee Request Notice" shall have the meaning given to it in
Section 10.2(b) of the Plan.

          1.81. "Final Order" means (1) an order of the Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, (2) in the event that an appeal, writ or certiorari, reargument, or rehearing thereof has been sought, such order of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to the order.

          1.82. "Final Resolution Date" means the date on which all Disputed Claims have been Allowed or disallowed by Final Order or withdrawn or otherwise finally resolved.

          1.83.  "5 Percent Shareholder" means a shareholder described in
Section 382(k)(7) of the Tax Code.

          1.84. "General Unsecured Claim" means any Claim other than an Administrative Claim, Priority Claim, Allowed Secured Claim, Old Subordinated Noteholder Securities Claim or Old Stockholder Securities Claim, including, but not limited to, (i) any Claim in respect of the Deficiency Amount of any Secured Claim classified in any of Classes 1 through 14 hereunder, as determined in accordance with Bankruptcy Code section 506, (ii) Old Subordinated Noteholder Claims held by holders of Old Subordinated Notes on the Distribution Record Date, and (iii) any Claim arising from the rejection by the Debtor of executory contracts and unexpired leases in accordance with Section 8.1 of the Plan.

          1.85. "General Unsecured Claims Cash Payment" means $77,967,000. Notwithstanding anything herein to the contrary and without limiting the generality of any provision hereof, neither Reorganized O'Brien nor NRG shall be entitled to the return of the General Unsecured Claims Cash Payment, the entire amount of which shall be distributable to the holders of Allowed Claims.

          1.86. "Insurance Receivable" means the $1 million insurance receivable described on the Pro Forma Balance Sheet of Parlin Cogen as of June 30, 1995.

          1.87. "Interest" means the interest represented by any equity security, as defined in Bankruptcy Code section 101(16).

          1.88. "ISRA Approval" has the meaning given to it in Section 3.10(b) of the Acquisition Agreement.

          1.89. "Lien" means any charge against or interest in property to secure payment of a debt or performance of an obligation.

          1.90. "Liquidating Asset Management Agreement" shall mean the Asset Management Agreement into which O'Brien and Wexford or its Affiliate will enter, effective on the Effective Date, providing for the management of the Liquidating Assets by Wexford or such Affiliate, in substantially the form attached as an Exhibit to the Acquisition Agreement; provided that the fees payable under the Liquidating Asset Management Agreement shall be subject to Court approval prior to the payment thereof and modified if and to the extent necessary for such fees to be determined by the Court to be reasonable pursuant to Bankruptcy Code section 1129(a)(4).

          1.91. "Liquidating Assets" means all of O'Brien's right, title and interest in and to (i) all of the outstanding common stock of Philadelphia Cogen and any management contracts relating to the Philadelphia Water Department Project to which O'Brien or any Affiliate thereof (other than Philadelphia Cogen) is a party; (ii) all of the equity interest in Philadelphia Biogas Supply, Inc., O'Brien Energy Services, Inc., Puma Power Plant, Ltd. and American Hydrotherm Corp.; and (iii) the Equipment Held for Sale.

          1.92. "Management Agreement" means the management agreement into which Reorganized O'Brien and NRG (or one or more of its Affiliates) will enter, effective on the Effective Date, providing for the provision of certain services relating to the management of Reorganized O'Brien and its subsidiaries following the Effective Date, substantially in the form attached as an Exhibit to the Acquisition Agreement.

          1.93.  "Natwest" means National Westminster Bank, plc.

          1.94. "New By-laws" means the new by-laws of Reorganized O'Brien to take effect on the Effective Date, substantially in the form attached as an Exhibit to the Acquisition Agreement.

          1.95. "New Certificate of Designation" means a certificate of designation setting forth the terms of the New O'Brien Preferred Stock, which certificate of designation shall be filed with the Court not less than ten days prior to commencement of the Confirmation Hearing.

          1.96. "New Certificate of Incorporation" means the amended and restated certificate of incorporation of Reorganized O'Brien to take effect on the Effective Date, substantially in the form attached as an Exhibit to the Acquisition Agreement.

          1.97. "New O'Brien Common Stock" means shares of new common stock of Reorganized O'Brien, $.01 par value, to be issued on the Effective Date pursuant to the Plan.

          1.98. "New O'Brien Preferred Stock" means shares of Class A Preferred Stock of Reorganized O'Brien, $.01 par value, having the rights, preferences and privileges provided in the New Certificate of Designation, to be issued to holders of Wexford-Related Unsecured Claims (as provided in Section 5.12 and 5.13).

          1.99.  "Newark Cogen" means O'Brien (Newark) Cogeneration, Inc.

          1.100. "Newark Loan Proceeds" means $24 million, representing the sum of the Newark Refinancing Proceeds and the proceeds of the NRG Newark Cogen Loan.

          1.101. "Newark Project" means the gas-fired Newark Cogeneration Facility owned by Newark Cogen.

          1.102. "Newark Project Refinancing" means a refinancing of the debt that is secured by a mortgage on the Newark Project.

          1.103. "Newark Refinancing Documentation" means the loan agreement, mortgage and other loan documentation relating to the Newark Project Refinancing.

          1.104. "Newark Refinancing Proceeds" means the proceeds, net of closing costs and expenses and the existing mortgage debt being refinanced, realized from the Newark Project Refinancing of up to $24 million, which proceeds shall be distributed by Newark Cogen to O'Brien on the Effective Date.

          1.105. "Non-Accepting Secured Creditor" means any holder of an Allowed Secured Claim that objects to or votes against the Plan and as a result receives the Collateral Putback Treatment instead of the Cash Payoff Treatment.

          1.106. "Non-Reinstated Secured Claim Supplemental Payment" means a cash payment to be made on the Effective Date to each holder of an Allowed Non-Reinstated Secured Claim equal to the amount of interest that accrues, at 5% per annum, for the period from February 1, 1996 until the Effective Date, on the Cash Payoff Treatment amount specified in the section of Article V that is applicable to such Allowed Non-Reinstated Secured Claim.

          1.107. "Non-Reinstated Secured Claims" means those Secured Claims treated under the Plan that are not receiving Creditor Reinstatement Treatment.

          1.108. "NRG" has the meaning set forth in the first paragraph of the Plan.

          1.109. "NRG Discretionary Supplemental Loan" has the meaning set forth in Section 6.10.

          1.110.  "NRG Mandatory Supplemental Loan" has the meaning set forth in
Section 6.10.

          1.111. "NRG New Loan" means a loan that will be made by NRG to Reorganized O'Brien on the Effective Date in the amount of $45 million pursuant to the NRG New Loan Agreement.

          1.112. "NRG New Loan Agreement" means a loan agreement into which Reorganized O'Brien and NRG will enter, effective on the Effective Date, substantially in the form filed with the Court on January 2, 1996.

          1.113. "NRG New Loan Expenses" means the reasonable out-of-pocket costs and expenses of NRG up to $100,000 referred to in Section 9.5 of the NRG New Loan Agreement.

          1.114. "NRG New Loan Proceeds" means the proceeds realized by Reorganized O'Brien from the NRG New Loan, net of the NRG New Loan Expenses of up to $100,000.

          1.115. "NRG Newark Cogen Loan" means a loan that will be made by NRG to O'Brien, on the Effective Date, pursuant to the NRG Newark Loan Documentation in an amount equal to the amount (if any) by which $24 million exceeds the Newark Refinancing Proceeds, which loan will be secured, by a Lien on all payments received or receivable by O'Brien from Newark Cogen, whether by dividend, pursuant to any management agreement between O'Brien and Newark Cogen or otherwise.

          1.116. "NRG Newark Cogen Loan Documentation" means the loan agreement, mortgage and other loan documentation relating to the NRG Newark Cogen Loan, substantially in the form filed with the Court on January 2, 1996.

          1.117. "NRG Supplemental Loan" means the NRG Discretionary Supplemental Loan and the NRG Mandatory Supplemental Loan.

          1.118. "NRG Supplemental Loan Documentation" means the loan agreement and other loan documentation relating to the NRG Supplemental Loan, substantially in the form filed with the Court on January 2, 1996, subject to such changes as are appropriate to give effect to Section 10.8(b) of the Plan.

          1.119.  "Objection Resolution Expenses" has the meaning set forth in
Section 10.2(b) of the Plan.

          1.120. "O'Brien" has the meaning set forth in the first paragraph of the Plan.

          1.121. "O'Brien Parlin Paydown Contribution" means a contribution by O'Brien to Parlin Cogen on the Effective Date of $1 million that will be applied to pay down the outstanding amount owing to Natwest under the Parlin Credit Agreement.

          1.122. "O'Brien Parlin Reserve Contribution" means the amount of Cash that Reorganized O'Brien is required to contribute to Parlin Cogen to fund fully the Parlin Reserve, which shall be net of any Cash held by Parlin Cogen that is available to fund the Parlin Reserve.

          1.123.  "OES" means O'Brien Energy Services Company.

          1.124. "Old Common Stock" means the authorized shares of Class A Common Stock and Class B Common Stock of O'Brien, par value $.01 per share, issued and outstanding on the Petition Date.

          1.125. "Old Indenture Trustees" means, collectively, United Jersey Bank, BankAmerica National Trust Company and Bankers Trust Company, in each case as an indenture trustee or successor indenture trustee or successor indenture trustees.

          1.126. "Old Indentures" means the indentures pursuant to which the Old Subordinated Notes were issued by O'Brien.

          1.127. "Old Options" means the options to purchase shares of Old Common Stock granted pursuant to the Old Stock Option Plans and any other outstanding options, warrants or other rights to acquire any such shares.

          1.128. "Old Public Claims and Interests" means the Allowed Old Subordinated Noteholder Claims and Allowed Interests representing Old Common Stock.

This term specifically excludes any Old Subordinated Noteholder Securities Claims and Old Stockholder Securities Claims.

          1.129. "Old Stock Option Plans" means the 1987 Stock Option Plan, the 1989 Stock Option Plan, and the 1991 Stock Option Plan and any other stock option plan adopted by O'Brien.

          1.130. "Old Stockholder Securities Claim" means a Claim for damages or rescission arising out of the purchase or sale of Old Common Stock, or for reimbursement, contribution or indemnification on account of such a Claim.

          1.131. "Old Subordinated Noteholder Claims" means those Claims against O'Brien arising under any of the Old Subordinated Notes. The term specifically excludes any Old Subordinated Noteholder Securities Claims or any Claims held by the Old Indenture Trustees for fees and expenses that are not subordinated under the terms of the Old Debentures to the holders of Senior Debt.

          1.132. "Old Subordinated Noteholder Securities Claim" means any Claim for damages or rescission arising from or out of the purchase or sale of an Old Subordinated Note, or for reimbursement, contribution or indemnification on account of such a Claim.

          1.133. "Old Subordinated Notes" means (i) the 7 3/4% Subordinated Debentures, (ii) the 11% Subordinated Debentures (2010) and (iii) the 11% Subordinated Debentures (2011).

          1.134. "Pakistani Receivable" means the $1.24 million receivable held by O'Brien in respect of the Kribawa Project.

          1.135.  "Parlin Cogen" means O'Brien (Parlin) Cogeneration, Inc.

          1.136. "Parlin Credit Agreement" means the Construction and Term Credit Agreement, dated March 1, 1989, between Parlin Cogen and Natwest, as amended.

          1.137. "Parlin Reserve" means the $3.5 million reserve required to be set aside pursuant to Section 7.1(c) of the Parlin Credit Agreement or such lower amount as Natwest may agree.

          1.138. "Petition Date" means the date on which the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

          1.139. "Philadelphia Cogen" means O'Brien (Philadelphia) Cogeneration, Inc., a Delaware corporation.

          1.140. "Philadelphia Water Development Project" shall mean the cogeneration and standby electric generating facility currently owned by Philadelphia Cogen.

          1.141. "Plan" means this Composite Fourth Amended and Restated Plan of Reorganization for O'Brien proposed by the Proponents, as it may be amended or supplemented as provided herein.

          1.142. "Plan Cash Insufficiency" has the meaning set forth in Section 6.10.

          1.143. "Plan Documents" means the documents referred to in the Plan that aid in effectuating the Plan and that, unless otherwise expressly provided herein, will be filed with the Court no later than ten days prior to commencement of the Confirmation Hearing.

          1.144. "Post-Petition Interest Fund" means a cash fund consisting of any amount initially deposited in the Cash Payment Fund that at any time is determined to be in excess of the Required Unsecured Claims Payment Amount, which cash fund shall be distributed to the holders of Allowed Non-Reinstated Secured Claims and Allowed General Unsecured Claims as and to the extent provided in Section 6.11.

          1.145. "Present Value" means the value, as of the Effective Date, of cash payments to be made to holders of Allowed Non-Reinstated Secured Claims and Allowed General Unsecured Claims under the Plan, determined by discounting such payments to present value at the legal rate of interest or, for purposes of discounting to present value amounts deposited in the Cash Payment Fund, such other rate that the Bankruptcy Court may determine is required.

          1.146. "Priority Claim" means a Claim entitled to priority under Bankruptcy Code sections 507(a)(3), 507(a)(4), or 507(a)(7) that is outstanding on the Effective Date.

          1.147. "Pro Rata Share" means, with reference to any distribution on account of any Allowed Claim or Interest in any particular class, subclass or specified group of classes of Claims or Interests, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Interest bears at the time of such distribution to the aggregate amount of all Claims (including Disputed Claims, but not including Disallowed Claims) or Interests in such class, subclass or specified group of classes and, with respect to any distribution on account of an Allowed Interest in respect of Old Common Stock, Pro Rata Share means a distribution equal to the ratio (expressed as a percentage) that the number of shares of such Old Common Stock bears at the time of such distribution to the aggregate amount of all shares of Old Common Stock (including shares of Class A Common Stock and Class B Common Stock of O'Brien); provided that in the case of any provision of the Plan that provides for a holder of an Allowed Class 15B Claim or Allowed Class 15C Claim to receive a Pro Rata Share of the Class 15B Cash Payment Fund or the Class 15C Cash Payment Fund, the Pro Rata Share of each holder of an Allowed Class 15B Claim or an Allowed Class 15C Claim shall be determined as though the Wexford-Related Class 15B Claims and Wexford-Related Class 15C Claims are not Class 15B Claims and Class 15C Claims, respectively.

          1.148. "Professional Fees" means fees and expenses of professionals retained pursuant to an order of the Court pursuant to Bankruptcy Code section 327 or 1103 that are awarded by the Court under Bankruptcy Code section 330(a) in respect of services rendered by such professionals on or prior to the Effective Date.

          1.149. "Purchased Company Shares" means the shares of New O'Brien Common Stock to be acquired by NRG under the Acquisition Agreement and the Plan representing 41.86% of the shares of New O'Brien Common Stock to be issued and outstanding on and after the Effective Date.

          1.150. "Purchased Subsidiary Shares" means all of the issued and outstanding shares of capital stock of each of the Acquired Subsidiaries.

          1.151. "Reinstatement/Nonimpairment Treatment" means, as to any Secured Claim treated under the Plan, the following treatment: (A) such Claim shall not be bifurcated into an Allowed Secured Claim and an Allowed Unsecured Claim based on a determination of a Deficiency Amount in respect of such Claim;
(B) if applicable, the maturity of such Claim shall be reinstated; (C) any defaults with respect to such Claim other than the kind specified in Bankruptcy Code section 365(b)(2) shall be cured; (D) the holder of such Claim shall be compensated for any damages incurred by such holder as a result of any reasonable reliance by such holder on any contractual provision or applicable law that entitles such holder to demand or receive accelerated payment of such Claim after any default with respect to such Claim; and (E) the legal, equitable and contractual rights to which such Claim entitles the holder thereof shall otherwise be left unaltered.

          1.152.  "Rejected Contracts" has the meaning set forth in Section 8.1.

          1.153. "Reorganized O'Brien" means O'Brien following consummation of the Plan on the Effective Date.

          1.154. "Required Unsecured Claims Payment Amount" means cash payments that have a Present Value equal to the aggregate amount of all Allowed General Unsecured Claims other than the Wexford-Related Unsecured Claims.

          1.155. "Reserved Administrative and Cure Claims Cash Amount" means cash equal to the sum of $14,468,000.

          1.156. "Retained Working Capital Amount" means Cash held by O'Brien on the Effective Date in an amount equal to $1 million to be retained by Reorganized O'Brien on the Effective Date for working capital purposes.

          1.157. "Schedules" means the schedules filed by the Debtor in its Chapter 11 Case pursuant to Bankruptcy Rule 1007, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009.

          1.158. "Secured Claim" means a Claim, to the extent of the value of any Lien on or security interest in property of the Debtor that secures payment of such Claim.

          1.159. "Senior Debt" means the holders of 'Senior Debt' or 'Senior Indebtedness,' as those terms are defined in the Old Indentures and to which the holders of Old Subordinated Notes are subordinated pursuant to the Old Indentures. For purposes of this Plan, if the holder of each of Allowed Claims in respect to Senior Debt of CoreStates New Jersey National Bank, CoreStates Bank, First Fidelity Bank, N.A., and Heller Financial, Inc. accepts the Plan (both as the holder of Secured Claims treated as Classes 2, 3, 5 and 7 and as the holder of an Allowed General Unsecured Claim in respect of Senior Debt), the aggregate amount of Allowed Claims held by such holder that are treated in Class 15A shall be deemed to be $11,002,070 (less $455,000 in respect of the Secured Class 2 Claim of CoreStates New Jersey National Bank, $495,000 in respect of the Secured Class 3 Claim of CoreStates Bank, $155,588 in respect of the Secured Class 5 Claim of First Fidelity Bank, N.A. and $1,360,000 in respect of the Secured Class 7 Claim of Heller Financial, Inc.). For purposes of this Plan, if The Bank of New York accepts the Plan (both as the holder of a Secured Claim treated in Class 11 and as the holder of an Allowed General Unsecured Claim in respect of Senior Debt), the Allowed Claims in respect to Senior Debt of The Bank of New York treated in Class 15A shall be deemed to be $5,004,355 (less the sum of $1,106,000 in respect of its Class 11 Secured Claim). To the extent that such Claims if deemed allowed pursuant to Section 1.151, include amounts for attorneys' fees, such amounts shall be subject to approval of the Bankruptcy Court in the event an objection is filed, other than by any of the Proponents, prior to the Confirmation Hearing.

          1.160. "7 3/4% Subordinated Debentures" means the 7 3/4% Convertible Senior Subordinated Debentures issued by O'Brien, due March 15, 2002, pursuant to the 7 3/4% Subordinated Debentures Indenture.

          1.161. "7 3/4% Subordinated Debentures Indenture" means the Indenture, dated as of March 15, 1987, between O'Brien and United Jersey Bank as Indenture Trustee.

          1.162. "Stock Transfer Agent" has the meaning set forth in Section 6.6(a).

          1.163. "Subsidiary" has the meaning set forth in the Acquisition Agreement.

          1.164. "Supplemental Interest Amount" means the sum of (i) the Class 15 Supplemental Payment Amount and (ii) the Wexford-Related Class 15 Supplemental Payment.

          1.165. "Tax Claim" means a Claim of the kind specified in section 507(a)(7) of the Bankruptcy Code.

          1.166. "Tax Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.167. "Transaction Documents" means the contracts, agreements, documents and instruments contemplated to be entered into by the terms of the Acquisition Agreement.

          1.168.  "Treatment Election Notice" has the meaning given to it in
Section 5.1.

          1.169. "Unresolved Administrative and Priority Claim" means an Administrative Claim or Priority Claim against the Debtor (i) in the case of a Claim as to which a proof of Claim has been filed prior to the Effective Date, that is a Disputed Claim on the Effective Date, or (ii) in the case of a Claim as to which a proof of claim has not been filed prior to the Effective Date, any other such Claim of any kind or nature that is not an Allowed Claim on the Effective Date other than an Administrative Claim that represents an undisputed liability incurred by the Debtor in the ordinary course of business during the Chapter 11 Case that in accordance with its terms is due and payable on the Effective Date; provided that "Unresolved Administrative and Priority Claim" shall not include (x) the Administrative Claim of NRG in respect of the DIP Loan Outstanding Amount; (y) the Wexford Administrative Claim or (z) any Professional Fees awarded prior to the Effective Date that are to be paid on or as soon as practicable but no more than five Business Days after the Effective Date pursuant to clause (v) of Article II hereof; in each case subject to any applicable bar date established by the Court upon motion filed by the Debtor.

          1.170. "Wexford" has the meaning given to it in the first paragraph of the Plan.

          1.171. "Wexford Administrative Claim" means an Administrative Claim of Wexford that, upon the Effective Date, will be deemed Allowed in the amount of $200,000 and that will be in full settlement and satisfaction of any indemnification Claims of Wexford or its affiliates against the Debtor with respect to legal fees and expenses and any Claims under Bankruptcy Code section 503(b)(3)(D) based on Wexford having made a substantial contribution to the Chapter 11 Case; provided that such Administrative Claim shall be subject to approval of the Court under Bankruptcy Code section 1129(a)(4) as reasonable.

          1.172. "Wexford-Related Class 15 Supplemental Payment" means the Wexford-Related Class 15B Supplemental Payment and the Wexford-Related Class 15C Supplemental Payment.

          1.173. "Wexford-Related Class 15B Claims" has the meaning given to it in Section 5.12 of the Plan.

          1.174. "Wexford-Related Class 15B Supplemental Payment" means a cash payment to be made on the applicable Distribution Date to each of the holders of Wexford-Related Class 15B Claims equal to the amount of interest that accrues, at 5% per annum, for the period from February 1, 1996 until the Effective Date, on the amount of such holder's Wexford-Related Class 15B Claims.

          1.175. "Wexford-Related Class 15C Supplemental Payment" means a cash payment to be made on the applicable Distribution Date to each of the holders of Wexford-Related Class 15C Claims equal to the amount of interest that accrues, at 5% per annum, for the period from February 1, 1996 until the Effective Date, on the amount of such holder's Wexford-Related Class 15C Claims.

          1.176. "Wexford-Related Class 15C Claims" has the meaning given to it in Section 5.13 of the Plan.

          1.177. "Wexford-Related Unsecured Claims" means, collectively, the Wexford-Related Class 15B Claims and the Wexford-Related Class 15C Claims.

                        ARTICLE II:  UNCLASSIFIED CLAIMS

          Unless otherwise agreed to by the holder of the Claim and the Debtor, each holder of an Allowed Administrative Claim or an Allowed Priority Claim against the Debtor shall receive on the Distribution Date Cash equal to the amount of such Allowed Claim; provided, however, that (i) Administrative Claims that represent undisputed liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case of the Debtor shall be paid in the ordinary course of business and in accordance with any terms and conditions that may be applicable under any agreements relating thereto; (ii) the Debtor shall provide for the full payment of any Administrative Claim or Priority Claim against the Debtor that constitutes an Unresolved Administrative and Priority Claim by establishing the Administrative and Priority Claims Reserve on the Effective Date, which, as provided in Section 10.8 of the Plan, shall be the sole source of payment in respect of such Claims after the Effective Date; (iii) the Administrative Claim of NRG in respect of the DIP Loan Outstanding Amount shall not be due and payable on the Effective Date and shall be repaid with deferred cash payments as and to the extent provided in Section 6.12(a); (iv) the Wexford Administrative Claim shall not be due and payable on the Effective Date and shall be repaid with deferred cash payments as and to the extent provided in Section 6.12(b) and (v) the amount of any Professional Fees awarded by the Court prior to the Effective Date (excluding any amount required to be held back pending allowance by the Court after the filing of final fee applications) shall be paid on the Effective Date to the professionals entitled thereto as soon as practicable but no later than five Business Days thereafter (subject to the effect of any order entered by the Court following the filing of final fee applications that finally determines the aggregate Allowed amount of Professional Fees to be awarded to such professionals).

             Article III:  Classification of Claims and Interests

Claims and Interests that are required to be classified under Bankruptcy Code section 1123(a)(1) are hereby divided into the following classes:

3.1 Class 1--BLT Leasing Corp. Class 1 consists of the Allowed Secured Claim of BLT Leasing Corp. in respect of its first priority Lien on a Caterpillar G399 generator set and related Collateral, as and to the extent specified in the applicable security documentation between BLT Leasing Corp. and O'Brien.

3.2 Class 2--CoreStates New Jersey National Bank. Class 2 consists of the Allowed Secured Claims of CoreStates New Jersey National Bank in respect of its first priority Liens on certain generator sets, turbine sets, boilers and related Collateral, as and to the extent specified in the applicable security documentation between CoreStates New Jersey National Bank and O'Brien. Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.3 Class 3--CoreStates Bank. Class 3 consists of the Allowed Secured Claims of CoreStates Bank in respect of its first priority Liens on certain turbine sets, and related Collateral, as and to the extent specified in the applicable security documentation between CoreStates Bank and O'Brien. Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.4 Class 4--Financing for Science International, Inc. Class 4 consists of the Allowed Secured Claims of Financing for Science International, Inc., in respect of its first priority Liens on certain generator sets and related Collateral, as and to the extent specified in the applicable security documentation between O'Brien and Financing for Science International, Inc. Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.5 Class 5--First Fidelity Bank, N.A. Class 5 consists of the Allowed Secured Claims of First Fidelity Bank, N.A., in respect of its first priority Liens on certain generator sets and related Collateral, as and to the extent specified in the applicable security documentation between First Fidelity Bank, N.A. and O'Brien. Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.6 Class 6--General Electric Capital Corporation. Class 6 consists of the Allowed Secured Claims of General Electric Capital Corporation in respect of its first priority Liens on certain generator sets and related Collateral, as and to the extent specified in the applicable security documentation between O'Brien and General Electric Capital Corporation. Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.7 Class 7--Heller Financial, Inc. Class 7 consists of the Allowed Secured Claim of Heller Financial, Inc. in respect of its first priority Lien on certain steam turbine sets, generator sets and related Collateral, as and to the extent specified in the applicable security documentation between O'Brien and Heller Financial, Inc.

3.8 Class 8--MDFC Equipment Leasing Corp. Class 8 consists of the Allowed Secured Claims of MDFC Equipment Leasing Corp. in respect of its first priority Liens on certain generator sets and related Collateral, as and to the extent specified in the applicable security documentation between O'Brien and MDFC Equipment Leasing Corp. and the Stipulation and Order entered into by the Court on August 7, 1995 (for the purposes of the Plan, any claims of MDFC Equipment Leasing Corp. under any equipment lease will be deemed to be Secured Claims, whether or not such lease is a 'true lease' or a lease that is intended to create a security interest). Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.9 Class 9--Meridian Bank. Class 9 consists of the Allowed Secured Claims of Meridian Bank in respect of its first priority Liens on certain generator sets and related Collateral, as and to the extent specified in the applicable security documentation between O'Brien and Meridian Bank. Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.10 Class 10--PECO Energy Company. Class 10 consists of the Allowed Secured Claim of PECO Energy Company in respect of its first priority Lien on shares of capital stock of Philadelphia Cogen and certain other Collateral, as and to the extent specified in the applicable security documentation between O'Brien and PECO Energy Company.

3.11 Class 11--The Bank of New York (Equipment). Class 11 consists of the Allowed Secured Claims of The Bank of New York in respect of its first priority Liens on certain gas turbine sets, generator sets, steam turbine sets and related Collateral, as and to the extent specified in the applicable security documentation between O'Brien and The Bank of New York. Each such Allowed Secured Claim that arises out of a particular equipment financing transaction shall be classified in a separate subclass.

3.12 Class 12--The Bank of New York (Documents). Class 12 consists of all Allowed Secured Claims of The Bank of New York in respect of its first priority Lien on certain agreements and a standby letter of credit, as and to the extent provided in the applicable security documentation between O'Brien and The Bank of New York.

3.13 Class 13--Natwest. Class 13 consists of two subclasses, Class 13A and Class 13B. Class 13A consists of the Allowed Secured Claims of Natwest in respect of its first priority Lien on the shares of common stock of Newark Cogen. Class 13B consists of the Allowed Secured Claims of Natwest in respect of its first priority Lien on the shares of common stock of Parlin Cogen.

3.14 Class 14--Other Secured Claims. Class 14 consists of Allowed Secured Claims against O'Brien other than those that are specifically classified in any of Classes 1 through 13. Each Allowed Secured Claim that is classified in Class 14 shall be classified in a separate subclass.

3.15 Class 15A--Senior Debt. Class 15A consists of Allowed General Unsecured Claims in respect of Senior Debt.

3.16 Class 15B--Non-Subordinated Unsecured Claims. Class 15B consists of Allowed General Unsecured Claims other than those in respect of Senior Debt or Old Subordinated Noteholder Claims.

3.17 Class 15C--Old Subordinated Noteholder Claims. Class 15C consists of Allowed Old Subordinated Noteholder Claims.

3.18 Class 16--Old Common Stock. Class 16 consists of Allowed Interests in O'Brien represented by the Old Common Stock.

3.19 Class 17--Old Subordinated Noteholder Securities Claims. Class 17 consists of Allowed Old Subordinated Noteholder Securities Claims.

3.20 Class 18--Old Stockholder Securities Claims. Class 18 consists of Allowed Old Stockholder Securities Claims.

3.21 Class 19--Old Options. Class 19 consists of the Allowed Interests in O'Brien represented by the Old O'Brien Options.

          Article IV:  Treatment of Classes Not Impaired by the Plan

         Classes not impaired by the Plan shall be treated as follows:

4.1 Class 1 (BLT Leasing Corp.). BLT Leasing Corp., as the holder of the Allowed Claim in Class 1, will receive the Reinstatement/Nonimpairment Treatment.

4.2 Class 6 (General Electric Capital). General Electric Capital Corporation, as the holder of the Allowed Class 6 Claim, will receive the Reinstatement/Nonimpairment Treatment.

4.3 Class 9 (Subclass of Meridian Bank--Collateral Used in Biogas Projects Formerly Owned by O'Brien). Meridian Bank, as the holder of Allowed Class 9 Claim that is secured by a Lien on equipment that is leased to the owners of Biogas projects formerly owned by O'Brien, will receive the Reinstatement/Nonimpairment Treatment.

4.4 Class 10 (PECO Energy Company). PECO Energy Company, as the holder of the Allowed Class 10 Claim, will receive the Reinstatement/Nonimpairment Treatment.

4.5 Class 13 (Natwest). Natwest, as the holder of Allowed Claims in Class 13A and 13B, will receive the Reinstatement/Nonimpairment Treatment.

             Article V:  Treatment of Classes Impaired by the Plan
 Classes that are or may be impaired by the Plan shall be treated as follows:

5.1 Class 2 (CoreStates New Jersey National Bank). The Allowed Secured Claims in Class 2 will receive, on the Effective Date, the Cash Payoff Treatment in the amount of $455,000, plus the applicable Non-Reinstated Secured Claim Supplemental Payment, and, when and as provided in Section 6.11, its Pro Rata Share of the Post-Petition Interest Fund; provided that, in the event the holder of such Claims objects to any provision of the Plan or votes such Claims or the General Unsecured Claim in respect of the Deficiency Amount of such Claims against the Plan, at the election of the Proponents made in a written notice served and filed with the Court no later than twenty days prior to commencement of the Confirmation Hearing (the "Treatment Election Notice"), such holder will receive the

Collateral Putback Treatment in respect of such holder's Allowed Secured Claims, as and to the extent specified in the Treatment Election Notice.

5.2 Class 3 (CoreStates Bank). The Allowed Secured Claims in Class 3 will receive, on the Effective Date, the Cash Payoff Treatment in the amount of $495,000, plus the applicable Non-Reinstated Secured Claim Supplemental Payment, and, when and as provided in Section 6.11, its Pro Rata Share of the Post-Petition Interest Fund; provided that, in the event the holder of such Claims objects to any provision of the Plan or votes the General Unsecured Claim in respect of the Deficiency Amount of its Secured Claims against the Plan, at the election of the Proponents made in a Treatment Election Notice no later than twenty days prior to commencement of the Confirmation Hearing, such holder will receive the Collateral Putback Treatment in respect of such holder's Allowed Secured Claims, as and to the extent specified in the Treatment Election Notice.

5.3 Class 4 (Financing for Science International, Inc.). The Allowed Secured Claims in Class 4 will receive, on the Effective Date, the Biogas Claim Reinstatement Treatment, and the obligations of the Debtor to Financing for Science International, Inc. that are treated in Class 4 and are to be assumed by the Acquired Subsidiary to which the Biogas Assets that secure such obligations are transferred shall be unconditionally guaranteed by NRG.

5.4 Class 5 (First Fidelity Bank). The Allowed Secured Claims in Class 5 will receive, on the Effective Date, the Cash Payoff Treatment in the amount of $155,588, plus the applicable Non-Reinstated Secured Claim Supplemental Payment, and, when and as provided in Section 6.11, its Pro Rata Share of the Post-Petition Interest Fund; provided that, in the event the holder of such Claims objects to any provision of the Plan or votes the General Unsecured Claim in respect of the Deficiency Amount of its Secured Claims against the Plan, at the election of the Proponents made in a Treatment Election Notice no later than twenty days prior to commencement of the Confirmation Hearing, such holder will receive the Collateral Putback Treatment in respect of such holder's Allowed Secured Claims, as and to the extent specified in the Treatment Election Notice.

5.5 Class 7 (Heller Financial, Inc.). The Allowed Secured Claims in Class 7 will receive, on the Effective Date, the Cash Payoff Treatment in the amount of $1,360,000, plus the applicable Non-Reinstated Secured Claim Supplemental Payment, and, when and as provided in Section 6.11, its Pro Rata Share of the Post-Petition Interest Fund; provided that, in the event the holder of such Claims objects to any provision of the Plan or votes the General Unsecured
Claim in respect of the Deficiency Amount of its Secured Claims against the Plan, at the election of the Proponents made in a Treatment Election Notice no later than twenty days prior to commencement of the Confirmation Hearing, such holder will receive the Collateral Putback Treatment in respect of such holder's Allowed Secured Claims, as and to the extent specified in the Treatment Election Notice.

5.6 Class 8 (MDFC Equipment Leasing Corp.). The holder of the Allowed Secured Claims in Class 8 will receive, on the Effective Date, in the case of the Retained Generator Equipment, as defined in the Stipulation and Order entered into on August 7, 1995, the treatment provided in such Stipulation and Order and, in the case of each such Secured Claim that is secured by any Biogas Assets, such Claim shall receive the Biogas Claim Reinstatement Treatment.

5.7 Class 9 (Meridian Bank). The Allowed Secured Claims in Class 9 (other than the subclass treated in Section 4.3) will receive, on the Effective Date, the Cash

Payoff Treatment in the amount of $140,000, plus the applicable Non-Reinstated Secured Claim Supplemental Payment, and, when and as provided in Section 6.11, its Pro Rata Share of the Post-Petition Interest Fund; provided that, in the event the holder of such Claims objects to any provision of the Plan or votes the General Unsecured Claim in respect of the Deficiency Amount of its Secured Claims against the Plan, at the election of the Proponents made in a Treatment Election Notice no later than twenty days prior to commencement of the Confirmation Hearing, such holder will receive the Collateral Putback Treatment in respect of such holder's Allowed Secured Claims, as and to the extent specified in the Treatment Election Notice.

5.8 Class 11 (Bank of New York--Equipment). The Allowed Secured Claims in Class 11 will receive, on the Effective Date, the Cash Payoff Treatment in the amount of $1,106,000, plus the applicable Non-Reinstated Secured Claim Supplemental Payment, and, when and as provided in Section 6.11, its Pro Rata Share of the Post-Petition Interest Fund; provided that, in the event the holder of such Claims objects to any provision of the Plan or votes the General Unsecured Claim in respect of the Deficiency Amount of its Secured Claims against the Plan, at the election of the Proponents made in a Treatment Election Notice no later than twenty days prior to commencement of the Confirmation Hearing, such holder will receive the Collateral Putback Treatment in respect of such holder's Allowed Secured Claims, as and to the extent specified in the Treatment Election Notice.

5.9 Class 12 (The Bank of New York) Documents. The holder of the Allowed Secured Claim in Class 12 will receive the BONY Deferred Cash Payment Treatment.

5.10 Class 14 (Other Secured Claims). Each holder of an Allowed Secured Claim in Class 14 will receive, on the Effective Date, the Collateral Putback Treatment or such other treatment as may satisfy the requirements of Bankruptcy Code section 1129(b)(2)(A).

5.11 Class 15A (Senior Debt). Subject to Article VII, each holder of an Allowed Class 15A Claim will receive its Pro Rata Share of (i) on the applicable Distribution Date, the Class 15A Cash Payment Fund and the Class 15A Supplemental Payment, and (ii) when and as provided in Section 6.11, the Post-Petition Interest Fund.

5.12 Class 15B (Non-Subordinated Unsecured Claims). Subject to Article VII, each holder of an Allowed Class 15B Claim will receive its Pro Rata Share of
(i) on the applicable Distribution Date, the Class 15B Cash Payment Fund and the Class 15B Supplemental Payment, and (ii) when and as provided in Section 6.11, the Post-Petition Interest Fund; provided that, in lieu of receiving any distributions from the Class 15B Cash Payment Fund or any portion of the Class 15B Supplemental Payment in accordance with the foregoing (but not in lieu of any distributions from the Post-Petition Interest Fund, which shall not be affected by this proviso), Wexford and any Affiliate of Wexford shall receive in respect of any Allowed Class 15B Claims held by Wexford and each such Affiliate ("Wexford-Related Class 15B Claims") the following less favorable treatment to which Wexford and each such Affiliate have agreed pursuant to Bankruptcy Code section 1123(a)(4): Wexford and each such Affiliate shall receive, (x) on the applicable Distribution Date, the applicable Wexford-Related Class 15B Supplemental Payment and (y) promptly after a final determination is made of the Present Value of the distributions from the Class 15B Cash Payment Fund that Wexford or such Affiliate would have received pursuant to the foregoing provisions of this Section 5.12 had the amount in the Class 15B Cash Payment Fund been increased by the Allowed amount of the Wexford-Related Class 15B Claims and but for this proviso (the

"Class 15B Distribution Amount"), shares of New O'Brien Preferred Stock with a liquidation and redemption preference equal to the Class 15B Distribution Amount. Notwithstanding anything to the contrary in this Section 5.12, the holder of any General Unsecured Claim in respect of a guarantee by the Debtor of an obligation of any Affiliate that is an Allowed Claim on the Effective Date shall not be treated as a Class 15 Claim and shall instead receive the Reinstatement/Nonimpairment Treatment. Notwithstanding anything in this Section
5.12 to the contrary, any Allowed Claim that is held by any Subsidiary of the Debtor shall not be treated as a Class 15 Claim and shall instead be deemed to be released and discharged as of the Effective Date.

5.13    Class 15C (Old Subordinated Noteholder Claims).  Subject to Article
VII, of (i) on the applicable Distribution Date, the Class 15C Cash Payment Fund and the Class 15C Supplemental Payment, and (ii) when and as provided in Section 6.11, the Post-Petition Interest Fund; provided that, in lieu of receiving any distributions from the Class 15C Cash Payment Fund in accordance with the foregoing (but not in lieu of any distribution from the Post-Petition Interest Fund, which shall not be affected by this proviso), Wexford and any Affiliate of Wexford shall receive in respect of any Allowed Class 15C Claims held by Wexford and each such Affiliate ("Wexford-Related Class 15C Claims") the following less favorable treatment to which Wexford and each such Affiliate have agreed pursuant to Bankruptcy Code section 1123(a)(4): Wexford and each such Affiliate shall receive (x) on the applicable Distribution Date, the applicable Wexford-Related Class 15C Supplemental Payment and (y) promptly after a final determination is made of the Present Value of the distributions from the Class 15C Cash Payment Fund that Wexford or such Affiliate would have received pursuant to the foregoing provisions of this Section 5.13 had the amount in the Class 15C Cash Payment Fund been increased by the Allowed amount of the Wexford-Related Class 15C Claims and but for this proviso (the "Class 15C Distribution Amount"), shares of New O'Brien Preferred Stock with a liquidation and redemption preference equal to the Class 15C Distribution Amount.

5.14 Class 16 (Old Common Stock). On the Effective Date, the Old Common Stock shall be canceled and extinguished, and on the Distribution Date each holder of an Allowed Class 16 Interest on the Distribution Record Date will receive its Pro Rata Share of the Equityholders Cash Payment and all of the New O'Brien Common Stock to be issued and outstanding on and after the Effective Date other than the Purchased Company Shares.

5.15 Class 17 (Old Subordinated Noteholder Securities Claims). If the holders of Class 17 Claims accept the Plan by the requisite majorities under Bankruptcy Code section 1126(c), such holders shall retain, and shall be entitled to assert following the Effective Date, their Class 17 Claims against O'Brien to the extent of any recoveries available to O'Brien in respect of any insurance policies providing any insurance coverage in respect of such Claims; provided that the holders of Class 17 Claims shall be entitled to no other distribution under the Plan in respect of such Claims and such Claims shall otherwise be discharged on the Effective Date. If the holders of Class 17 Claims do not accept the Plan by the requisite majorities under Bankruptcy Code section 1126(c), (i) the Proponents, prior to or at the Confirmation Hearing, shall seek the estimation of such Claims under Bankruptcy Code section 502(c) for allowance purposes at zero, and (ii) the holders of such Claims shall receive no distributions whatsoever on account of such Claims.

5.16 Class 18 (Old Stockholder Securities Claims). If the holders of Class 18 Claims accept the Plan by the requisite majorities under Bankruptcy Code section 1126(c),
such holders shall retain, and shall be entitled to assert, following the Effective Date, their Class 18 Claims against O'Brien to the extent of any recoveries available to O'Brien in respect of any insurance policies providing any insurance coverage in respect of such Claims; provided that the holders of Class 18 Claims shall be entitled to no other distribution under the Plan in respect of such Claims and such Claims shall otherwise be discharged on the Effective Date. If the holders of Class 18 Claims do not accept the Plan by the requisite majorities under Bankruptcy Code section 1126(c), (i) the Proponents, prior to or at the Confirmation Hearing, shall seek the estimation of such Claims under Bankruptcy Code section 502(c) for allowance purposes at zero, and
(ii) the holders of such Claims shall receive no distributions whatsoever on account of such Claims.

5.17 Class 19 (Old Options). On the Effective Date, all Old Options shall be canceled and extinguished, and each holder of an Allowed Class 19 Interest shall receive no distributions on account of its Interest.

                   Article VI:  Means for Execution of Plan

6.1 Consummation of Acquisition and Plan. Promptly following the Confirmation Date, O'Brien shall execute and deliver the Acquisition Agreement and O'Brien shall execute and deliver each of the other Transaction Documents to which O'Brien is to be a party pursuant to the Acquisition Agreement. Pursuant to the Acquisition Agreement and the Plan, on the Effective Date, the Plan shall be implemented and the following shall take place:

(a) Acquisition Agreement Closing. The Closing shall occur under the Acquisition Agreement and in connection therewith NRG shall pay or cause to be paid to Reorganized O'Brien the Cash Purchase Price, and NRG or an Affiliate thereof designated by NRG shall acquire the Purchased Company Shares and the Purchased Subsidiary Shares free and clear of all Liens, Claims and Interests and Reorganized O'Brien shall issue to the Stock Transfer Agent for the benefit of holders of Allowed Class 16 Interests, a certificate representing the aggregate amount of shares of New O'Brien Common Stock to which such holders are entitled pursuant to Section 5.14;

(b) Cancellation of Old Common Stock. All Interests in O'Brien shall be canceled and extinguished and all certificates therefor shall be null and void, by operation of the Plan and without the need for any action to be taken by the certificate holder or by any other person;

(c) Distributions. The distributions, including the Equityholders Cash Payment, to be made pursuant to Articles II, IV and V on the Effective Date, shall be made or provided for and the Distribution Reserves shall be created, and held and administered by, Reorganized O'Brien in accordance with Section 10.7;

(d) NRG New Loan; Creation of Cash Payment Fund. (1) Reorganized O'Brien and NRG shall enter into the NRG New Loan Agreement, (2) NRG New Loan Expenses of up to $100,000 will be paid from the proceeds of the NRG New Loan, (3) the General Unsecured Claims Payment Amount shall be deposited in the Cash Payment Fund, and (4) to the extent applicable, any amount held in the Cash Payment Fund in excess of the Required Unsecured Claims Payment Amount shall be withdrawn therefrom and deposited in the Post-Petition Interest Fund;

(e) Additional Loan. If and to the extent required to be made pursuant to the Acquisition Agreement or the Plan, NRG shall make the NRG Mandatory Supplemental Loan; and

(f) Parlin Contributions. Reorganized O'Brien shall make any O'Brien Parlin Reserve Contribution and the O'Brien Parlin Paydown Contribution.

6.2 General Corporate Matters: Charter Amendment. Reorganized O'Brien shall take such action as is necessary under the laws of the state of Delaware, federal law and other applicable law to effect the terms and provisions of the Plan. On the Effective Date, Reorganized O'Brien shall file the New Certificate of Incorporation and the New Certificate of Designation with the Secretary of State of the State of Delaware in accordance with sections 102 and 103 of Delaware General Corporation Law and the New By-laws shall be adopted.

6.3 Reconstituted Board of Directors of O'Brien. Effective on the Effective Date, the Board of Directors of Reorganized O'Brien shall consist of seven directors, of whom (i) four shall have been designated by NRG, (ii) one shall have been designated by Wexford, (iii) one shall have been designated by the Equity Committee and (iv) one shall have been jointly designated by Wexford and each of the holders of Old Common Stock who are members of the Equity Committee.

6.4 Corporate Action. Except as specifically provided in the Plan, the adoption of the New Certificate of Incorporation and New By-laws, the designation of directors for Reorganized O'Brien, the distribution of Cash and the adoption, execution and delivery of all contracts, instruments, indentures and other agreements related to any of the foregoing, including without limitation the Plan Documents, and the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects, which authorization and approval shall be effective upon entry of the Confirmation Order, without any requirement of further action by stockholders or directors of the Debtor or Reorganized O'Brien.

6.5 Other Transaction Documents. On the Effective Date and as contemplated by the Acquisition Agreement, (i) NRG and Reorganized O'Brien shall enter into the Co-Investment Agreement; (ii) NRG (or one or more of its Affiliates) and Reorganized O'Brien shall enter into the Management Agreement; (iii) Reorganized O'Brien and Wexford (or an Affiliate thereof) shall enter into the Liquidating Asset Management Agreement; (iv) if the Newark Project Refinancing will occur on the Effective Date, Newark Cogen and the lender that is providing the Newark Project Refinancing shall enter into the loan documentation relating thereto; and (v) if the NRG Newark Cogen Loan is required to be made pursuant to the terms hereof and the Acquisition Agreement, NRG and Reorganized O'Brien shall enter into the NRG Newark Cogen Loan Documentation.

6.6     Distributions.

(a) Generally. All distributions required to be made by Reorganized O'Brien hereunder to holders of Allowed Claims and Allowed Interests shall be made by Reorganized O'Brien (except for the Equityholders Cash Payment, which shall be made by NRG, an affiliate of NRG or Reorganized O'Brien in such manner as agreed by counsel to the Equity Committee and NRG prior to the Effective Date), provided that (i) in the case of the holders of Old Subordinated Noteholder Claims, Reorganized O'Brien shall make the

        (b) Distributions Made as of Distribution Record Date. Only holders of record as of the Distribution Record Date shall be entitled to receive the distributions provided under the Plan in respect of Old Public Claims and Interests. As of the Distribution Record Date, the respective transfer ledgers in respect of the Old Subordinated Notes and Old Common Stock shall be closed. Reorganized O'Brien and its agents shall have no obligation to recognize any transfer of Old Subordinated Notes and Old Common Stock occurring after the Distribution Record Date. Reorganized O'Brien and its agents shall be entitled instead to recognize and, for purposes of making distributions under the Plan, deal only with those holders of record stated on the transfer ledgers maintained by the respective Registrar (as defined in the applicable Old Indenture) for the Old Subordinated Notes or by the Stock Transfer Agent as of the Distribution Record Date.

        (c)     Procedures for Distributions.

        (i) On the Distribution Date, certificates representing the New O'Brien Common Stock shall be issued in accordance with the applicable terms of the Plan. As soon as practicable, Reorganized O'Brien shall deliver a jumbo certificate to the Stock Transfer Agent, which shall deliver certificates to the holders of Old Common Stock that have validly surrendered the certificates representing such Old Common Stock (or other appropriate evidence of ownership if the Old Common Stock held by such holders is in book entry form).

        (ii) As a condition to receiving distributions provided for by the Plan in respect of the Old Public Claims and Interests, any holder of an Allowed Claim or Interest that is included in the Old Public Claims and Interests shall be required to surrender the instrument or certificate evidencing such Allowed Claim or Interest, accompanied by duly executed and completed letters of transmittal in appropriate form (or other appropriate evidence of ownership if the Old Public Claims and Interests held by such holder are in book entry form), to Reorganized O'Brien. Distributions shall be made only to holders of Old Subordinated Notes and Old Common Stock that have surrendered such instruments or certificates (or, in the case of book entry securities, other appropriate evidence of ownership) as herein provided. Except as provided in Section 6.6(c)(iii), no distribution shall be made to any holder of an Old Subordinated Note or Old Common Stock that has not so surrendered such instruments or certificates held by it (or, in the case of book entry securities, provided other appropriate evidence of ownership).

        (iii) Unless waived by Reorganized O'Brien, any holder of an Allowed Claim or Interest that is included in the Old Public Claims and Interests and that is based upon an instrument or certificate which has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument or certificate as provided in this section, deliver to Reorganized O'Brien (i) evidence satisfactory to Reorganized O'Brien of the loss, theft, mutilation or destruction of such instrument and (ii) such security or indemnity as may be reasonably required by Reorganized O'Brien to hold Reorganized O'Brien harmless from any damages, liabilities, or costs incurred in treating such Entity as a holder of such instrument or certificate. Thereafter, such Entity shall be treated as the holder of the instrument or certificate for all purposes of the Plan and shall, for all purposes under the Plan, be deemed to have surrendered the instrument or certificate representing such Old Public Claims or Interests.

               (iv) Any holder of an Allowed Claim or Interest that is included in the Old Public Claims or Interests who shall not have surrendered or be deemed to have surrendered the instruments or certificates representing such Allowed Claim or Interest (or, in the case of book entry securities, other appropriate evidence of ownership) within twenty-four (24) months after the Effective Date shall have such Claim or Interest disallowed, shall receive no distributions on such Claim or Interest under the Plan and shall be forever barred from asserting any Claim or Interest. All such certificates representing shares of New O'Brien Common Stock distributable to holders of Old Common Stock shall be redistributed as soon as practicable after the end of the twenty-fourth month after the Effective Date to the other holders of Old Common Stock as of the Distribution Record Date who previously surrendered their certificates.

          (d) Calculation of Distribution Amounts of Securities. No fractional shares of New O'Brien Common Stock shall be issued or distributed. Fractional shares of New O'Brien Common Stock shall be rounded to the next greater or lesser whole number as follows: (a) fractions of greater than 0.5 shall be rounded up to the next greater whole number and (b) fractions of 0.5 or less shall be rounded down to the next lesser whole number; provided that in no event shall there be issued to holders of Allowed Class 16 Interests under the Plan an aggregate number of shares that is less than a total of 58.14% of the issued and outstanding shares of New O'Brien Common Stock to be issued on and after the Effective Date.

          (e) Delivery of Distributions. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims and Interests shall be mailed or otherwise delivered to the address of each such holder as set forth on the Schedules filed with the Court unless superseded by the address as set forth on the proofs of Claim or proofs of Interest filed by such holders (or at the last known addresses of such a holder if no proof of Claim or proof of Interest is filed or if O'Brien has been notified in writing of a change of address). If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until Reorganized O'Brien is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be held by Reorganized O'Brien until such distributions are claimed. All Claims for undeliverable distributions shall be made on or before the later of the second anniversary of the Effective Date and, in the case of holders of Disputed Claims that have not been Allowed, disallowed or withdrawn at such time, the date ninety (90) days after such Claim is Allowed, disallowed or withdrawn. After such date, all unclaimed property shall be the property of and released to Reorganized O'Brien and the claim of any holder with respect to such property shall be discharged and forever barred.

        (f) Time Bar to Cash Payments. Checks issued by Reorganized O'Brien in respect of Allowed Claims shall be null and void if not negotiated within six
(6) months after the date of issuance thereof. Requests for reissuance of any check shall be made directly to Reorganized O'Brien by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of the second anniversary of the Effective Date and ninety (90) days after the six-month period following the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

        (g) Cancellation of Old Indentures. Subject to Sections 6.6(a) and 14.8, the Old Indentures and the respective obligations of the Old Indenture Trustees thereunder shall be canceled and discharged on the Effective Date and deemed null and void and of no further force or effect thereafter, provided that such cancellation shall not impair the rights of the Old Indenture Trustees to compensation or reimbursement or their duty to make distributions pursuant to the Plan.

        6.7 Distribution Dates. Any distribution required to be made under the Plan on a particular date shall be made on such date or as soon as practicable thereafter.

        6.8 Vesting of Property. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date all property of O'Brien's Estate, wherever situated, shall vest in Reorganized O'Brien and shall be retained by Reorganized O'Brien or transferred or distributed as provided in the Plan. Upon the Effective Date, all property of the Estate, whether retained by Reorganized O'Brien or transferred or distributed, shall be free and clear of all Claims, Liens, and Interests, except the Claims, Liens, and Interests of Creditors expressly provided for in the Plan.

        6.9 Consummation. Substantial consummation of the Plan, within the meaning of Bankruptcy Code section 1101(2), shall occur on the Effective Date.

        6.10 NRG Supplemental Loan. If and to the extent that the Cash Payment Fund is not or may not be sufficient to provide for the payment, in full, of the Allowed amount of all Class 15 Claims or that funds required to make payments contemplated to be made to the holders of Allowed Claims under the Plan, as it may be amended from time to time, otherwise would not or may not be available (a "Plan Cash Insufficiency"), NRG, in its sole discretion, may make a loan (the "NRG Discretionary Supplemental Loan") to Reorganized O'Brien on the Effective Date in an amount to be determined by NRG in its sole discretion up to the amount of the Plan Cash Insufficiency. Subject to Section 10.8(b), to the extent that (i) the Administrative and Cure Claims Cash Payment exceeds the sum of the Additional Cash Amount (if any), any Excess Cash available to be applied pursuant to Section 6.12(c) and the Reserved Administrative and Cure Claims Cash Amount, or (ii) the aggregate amount of proceeds of Designated Receivables received by O'Brien or any of its Subsidiaries after November 17, 1995 but before the Effective Date that is available for distribution by Reorganized O'Brien on the Effective Date is less than $2.24 million, NRG shall make a loan (the "NRG Mandatory Supplemental Loan") to Reorganized O'Brien on the Effective Date equal to the sum of (x) the amount by which the Administrative and Cure Claims Cash Payment exceeds the sum of the Additional Cash Amount (if any), any Excess Cash available to be applied pursuant to Section 6.12(c) and Reserved Administrative and Cure Claims Cash Amount, and (y) the amount by which $2.24 million exceeds the aggregate amount received by O'Brien or any of its Subsidiaries after November 17, 1995 but before the Effective Date in respect of the Designated Receivables that is available for distribution by Reorganized O'Brien on the Effective Date. The NRG Supplemental Loan shall be subordinate to the NRG New

Loan and shall be made pursuant to the NRG Supplemental Loan Documentation. NRG shall be granted a security interest in any Designated Receivables existing on the Effective Date to secure repayment of the NRG Mandatory Supplemental Loan, and any payments received by Reorganized O'Brien after the Effective Date in respect of such Designated Receivables shall be applied, first, to pay down the NRG Mandatory Supplemental Loan then outstanding.

        6.11 Post-Petition Interest Fund. Each holder of an Allowed Non-Reinstated Secured Claim and each holder of 15A, 15B or 15C will receive its Pro Rata Share of the Post-Petition Interest Fund on the Final Resolution Date (such Pro Rata Share to be determined as if each holder of an Allowed Non-Reinstated Secured Claim and the holders of General Unsecured Claims are entitled to receive such distribution, whether or not any such class forfeits its entitlement to such distribution provisions as provided below in this Section 6.11); provided that, if (i) any holder of an Allowed Non-Reinstated Claim fails to accept the Plan or objects to any provision of the Plan at the time of the Confirmation Hearing, (ii) the Class 15A Claims held by the holders of the Secured Claims in Classes 2, 3, 5, 7, 9 and 11 in respect of the Deficiency Amount of such Secured Claims fail to accept the Plan or (iii) any of Class 15B or 15C fails to accept the Plan by the requisite majorities in accordance with Bankruptcy Code section 1126(c), the amount of the distribution from the Post-Petition Interest Fund to which any such holder or the holders in any such non-accepting 15B or 15C Class (or, in the case of Class 15A, such Class containing holders that so fail to accept the Plan) shall be entitled to receive under the Plan, at the Proponents' option, shall be reduced or eliminated to the extent that distributions from the Post-Petition Interest Fund are not required to be made in order for the Plan to be confirmable.

        6.12 Deferral of DIP Loan and Wexford Administrative Claim. (a) The DIP Loan Outstanding Amount shall be deferred and shall not be repaid on the Effective Date (the "Deferred DIP Loan Amount") except to the extent that Excess Cash remains available to repay the DIP Loan Outstanding Amount and the Wexford Administrative Claim after repaying the NRG Mandatory Supplemental Loan, to the extent of any such Loan made to cover the amounts specified in clause (y) of
Section 6.10. To the extent such Excess Cash is available to repay less than the full amount of the DIP Loan Outstanding Amount and the Wexford Administrative Claim, the amount so available shall be applied to repay the DIP Loan Outstanding Amount and the Wexford Administrative Claim on a proportional basis. Subject to the provisions of Section 6.12(c) with regard to the application of Excess Cash, the Deferred DIP Loan Amount shall be repaid on a proportional basis (together with the Deferred Wexford Claim Amount) when and as the New O'Brien Preferred Stock is required or permitted to be redeemed pursuant to the New Certificate of Designation or Section 6.12(c).

        (b) The Wexford Administrative Claim shall be deferred and shall not be paid on the Effective Date (the "Deferred Wexford Claim Amount") except to the extent that Excess Cash remains available to repay the Wexford Administrative Claim and the DIP Loan Outstanding Amount after repaying the NRG Mandatory Supplemental Loan, to the extent of any such Loan made to cover the amounts specified in clause (y) of Section 6.10. To the extent such Excess Cash is available to repay less than the full amount of the Wexford Administrative Claim and the DIP Loan Outstanding Amount, the amount so available shall be applied to repay the DIP Loan Outstanding Amount and the Wexford Administrative Claim on a proportional basis. Subject to the provisions of Section 6.12(c) with regard to the application of Excess Cash, the Wexford Administrative Claim shall be paid on a proportional basis (together with the Deferred DIP Loan Amount) when and as the New O'Brien Preferred Stock issued to Wexford or any of its Affiliates in respect of the Wexford-Related Unsecured

Claims is required or permitted to be redeemed pursuant to the New Certificate of Designation or Section 6.12(c).

        (c) If, after setting aside the Administrative and Cure Claims Cash Payment, the aggregate amount of cash payments to be made to the holders of Allowed Secured Claims receiving the Cash Payoff Treatment under the Plan, the amount of the O'Brien Parlin Reserve Contribution, the O'Brien Parlin Paydown Contribution, the NRG New Loan Expenses, the Retained Working Capital Amount, the General Unsecured Claims Cash Payment, the Supplemental Interest Amount, and the Equityholders Cash Payment and there remains available and unapplied any portion of the Cash Purchase Price or Reorganized O'Brien otherwise then holds any other available cash, or funds are released from the Administrative and Priority Claims Reserve pursuant to Section 10.8, any such portion of the Cash Purchase Price, other available cash and funds so released from the Administrative and Priority Claims Reserve (collectively, "Excess Cash") shall be applied as provided in this Section 6.12(c). All Excess Cash shall be used, first, to fund the difference, if any, between the Administrative and Cure Claims Cash Payment and the sum of the Additional Cash Amount (if any) and the Reserved Administrative and Cure Claims Cash Amount, second, to repay the NRG Mandatory Supplemental Loan, and third, to repay NRG the then outstanding amount owing in respect of the DIP Loan and pay Wexford the remaining unpaid portion of the Wexford Administrative Claim, which shall be on a proportional basis in the event the remaining Excess Cash is not sufficient to pay the full amount outstanding in respect of the DIP Loan and the portion of the Wexford Administrative Claim remaining unpaid. If the remaining Excess Cash is sufficient to pay in full the then outstanding amount of the DIP Loan and any unpaid portion of the Wexford Administrative Claim, any amounts of Excess Cash available after paying in full such amounts will be applied in redemption of the New O'Brien Preferred Stock distributed under the Plan.

                             Article VII: Cramdown

        If any impaired class of Claims or Interests shall fail to accept the Plan with the requisite majorities in accordance with Bankruptcy Code section 1126(c), the Proponents reserve the right to request that the Court determine that the Plan is fair and equitable as to, and does not discriminate against, each such Class and confirm the Plan in accordance with Bankruptcy Code section 1129(b). The Proponents hereby request the Court to determine that the Plan is fair and equitable as to, and does not unfairly discriminate against, Class 19 in accordance with Bankruptcy Code section 1129(b). If any holder of a Secured Claim in Class 2, 3, 5, 7, 9 (other than the subclass treated in Class 4.3) or 11 fails to accept the Plan or any of 15B or 15C fails to accept the Plan by the requisite majorities in accordance with Bankruptcy Code section 1126(c), (i) any such holder of a Secured Claim shall receive the Collateral Putback Treatment if and to the extent provided in any Treatment Election Notice which may be given to such holder and (ii) at the Proponents' option, the distributions from the Post-Petition Interest Fund which the holders in any such non-accepting Class are entitled to receive under Sections 5.1, 5.2, 5.4, 5.5, 5.7, 5.8, 5.12 or 5.13, as applicable, shall be reduced or eliminated to the extent provided, in the case of distributions from the Post-Petition Interest Fund, in Section 6.11. If the Class 15A Claims held by the holders of the Secured Claims in Classes 2, 3, 5, 7 and 11 in respect of the Deficiency Amount of such Secured Claims fail to accept the Plan, the distributions from the Post-Petition Interest Fund which the holders in Class 15A are entitled to receive under Section 5.1, at the Proponents' option, shall be reduced or eliminated to the extent provided in
Section 6.11.

                       Article VIII: Executory Contracts

        8.1 Rejection of Executory Contracts. Pursuant to the Plan and Bankruptcy Code sections 365 and 1123(b)(2), each executory contract or unexpired lease to which O'Brien is a party that is listed on Schedule 8.1 hereto, and any Old Options, to the extent that such Old Options constitute executory contracts under Bankruptcy Code section 365 (the "Rejected Contracts") shall be rejected, effective on the Effective Date. Any Claim for damages arising from rejection of any Rejected Contract pursuant to the Plan shall be forever barred unless a proof of claim therefor in proper form is filed with the Court no later than twenty days after notice of the Confirmation Date is given to the non-debtor party to such Rejected Contract or such earlier date as may be set forth in an order of the Bankruptcy Court.

        8.2 Assumption of Executory Contracts. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases to which the Debtor is a party that are not Rejected Contracts (the "Assumed Contracts") shall be assumed, effective on the Effective Date. All payments required by Bankruptcy Code section 365(b)(1)(A) or (B) shall be made by Reorganized O'Brien on the Effective Date or as soon thereafter as is practicable in such amount as may be determined, in each instance, by agreement between NRG and the non-debtor party to the contract or, in the case of any dispute, by Final Order of the Court.

                    Article IX:  Rights and Obligations of
                   Reorganized O'Brien as Plan Administrator

        9.1 Appointment of Plan Administrator. Because the Proponents have jointly determined by written notice filed with the Court prior to entry of the Confirmation Order that the duties and responsibilities of plan administrator shall be performed by Reorganized O'Brien rather than an appointed plan administrator, all responsibilities of plan administration provided for herein shall be performed by Reorganized O'Brien.

        9.2 Exculpation. No holder of a Claim or an Interest, or representative thereof, shall have or pursue any claim or cause of action (1) against Reorganized O'Brien for making distributions in accordance with the Plan, holding or administering the Distribution Reserves in accordance with the Plan or for implementing the provisions of the Plan, or (2) against any holder of a Claim or Interest for receiving or retaining payments or other distributions as provided for by the Plan.

        9.3 Powers of Reorganized O'Brien. Pursuant to the terms and provisions of the Plan and the Confirmation Order, Reorganized O'Brien shall be empowered to (a) make distributions contemplated by the Plan, including without limitation by holding and administering the Distribution Reserves; (b) file and prosecute objections to Disputed Claims (other than Disputed Class 15 Claims);
(c) employ, retain, or replace professionals to represent it with respect to the fulfillment of its responsibilities under the Plan and the Confirmation Order; and (d) exercise such other powers as may be vested in Reorganized O'Brien pursuant to an order of the Court or pursuant to the Plan.

        9.4 Duties of Reorganized O'Brien. Pursuant to and subject to the terms and provisions of (and except as may otherwise be provided in) the Plan, Reorganized O'Brien shall have the duties of:

        (a)     carrying out the distribution provisions of the Plan;

        (b) managing property to be distributed in a manner designed to effectuate the Plan; and

        (c) complying with all tax withholding and reporting requirements imposed on it by any governmental unit.

       Article X:  Procedures for Resolving and Treating Disputed Claims

        10.1 Objection Deadline. Unless otherwise provided by order of the Court, no objections to Claims that are Allowed Claims on the Effective Date shall be filed after the Effective Date. No later than 60 days after the Effective Date, objections to Claims that are Disputed Claims on the Effective Date shall be filed with the Court and served upon the holders of each of the Disputed Claims.

        10.2    Responsibility For Objection to Disputed Claims.

        (a) Reorganized O'Brien. Reorganized O'Brien shall be responsible for objecting to the allowance of, settling and litigating any Disputed Claims (other than Disputed Class 15 Claims) following the Effective Date on behalf of Reorganized O'Brien, the entire cost of which, including any fees and expenses of its counsel and other professionals, shall be borne by Reorganized O'Brien. Nothing herein shall affect the right of any other party in interest to file an objection to any Disputed Claim. NRG shall have the right to object to the allowance of any Administrative Claim. None of the Proponents shall object to the allowance of the Wexford Administrative Claim.

        (b) Creditors' Committee. Notwithstanding anything herein to the contrary, following the Effective Date, the Creditors' Committee shall be responsible for objecting to the allowance of, settling and litigating any Disputed Class 15 Claims on behalf of Reorganized O'Brien, the entire cost of which, including the fees and expenses of its counsel and other professionals (collectively, the "Objection Resolution Expenses"), shall be funded through and paid from the Cash Payment Fund. In connection with the prosecution of objections to Class 15 Claims, the Creditors' Committee shall have the exclusive right to assert all defenses, offsets, recoupments and counterclaims, including without limitation defenses under Section 502(d) of the Bankruptcy Code that are based upon claims or causes of action retained by the Reorganized Debtor under
Section 14.3 or otherwise as a defense to the allowance of any Class 15 Claim; provided that any settlement of counterclaims asserted by the Creditors' Committee on behalf of Reorganized O'Brien in accordance with the foregoing shall require the consent of Reorganized O'Brien, and any disputes between the Creditors' Committee and Reorganized O'Brien with respect to the assertion and settlement of such counterclaims shall be resolved by the Bankruptcy Court. It is understood that the Creditors' Committee is intended to have the benefit of any such counterclaim up to the amount of the respective Disputed Class 15 Claim and that Reorganized O'Brien is intended to have the benefit of any such counterclaim in excess of the amount of the respective Disputed Class 15 Claim. The Creditors' Committee shall not object to any Claim acquired by Wexford or any Affiliate of Wexford prior to the commencement of the Confirmation Hearing except on the basis that all or any portion of any such Claim should be disallowed because the Debtor's records do not reflect the claimed amount as due and owing. Reorganized O'Brien shall reasonably cooperate with the Creditors' Committee in the Creditors' Committee's prosecution of objections to the allowance of Disputed Class 15 Claims, including by providing access to relevant documentation that the Creditors' Committee reasonably determines is necessary to prosecute objections to Disputed Class 15 Claims. The Objection Resolution Expenses shall be paid by Reorganized O'Brien solely from the Cash Payment

Fund without the necessity of any approval by the Court or review or other action by Reorganized O'Brien; provided that, at least fifteen days prior to any payment being made by Reorganized O'Brien in respect of any Objection Resolution Fees, the Creditors' Committee shall file with the Court and serve a notice (a "Fee Request Notice") setting forth the amount of Objection Resolution Expenses requested to be paid and the period covered thereby, and shall promptly provide to any of such parties who so request a copy of a statement of services rendered setting forth in appropriate detail a description of the services performed during the period in question on the following parties: (i) each holder of an Allowed Class 15A Claim, (ii) each holder of one of the five largest Class 15B Claims, (iii) each Old Indenture Trustee, (iv) Wexford and (v) Reorganized O'Brien; provided further that, if any holder of a Class 15 Claim that has not then been disallowed in full or withdrawn files with the Court and serves on the Creditors' Committee and Reorganized O'Brien, within ten days after the Creditors' Committee shall have filed and served any Fee Request Notice in accordance with the foregoing, an objection to the payment of any fees or expenses that are the subject of such Fee Request Notice, Reorganized O'Brien shall not make payment from the Cash Payment Fund the amount as to which any such holder has so objected until such objection is withdrawn or the Court shall have resolved the objection. Reorganized O'Brien shall set aside in the Disputed Claims Reserve such amount as the Creditors' Committee may request to serve as a reserve for the payment of all Objection Resolution Expenses projected to be incurred following the Effective Date; provided that, promptly after the Final Resolution Date, any remaining amount so reserved shall be released and distributed to the holders of Allowed Class 15 Claims.

        10.3 No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to a Disputed Claim unless and until such Claim shall be Allowed by Final Order or the time by which Reorganized O'Brien or the Creditors' Committee, as applicable, is required to file an objection to such Claim shall have passed without the timely filing of an objection.

        10.4 Distributions After Allowance. Payments and distributions from Reorganized O'Brien to each holder of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan governing the Class of Claims to which the Disputed Claim belongs. On the Distribution Date in respect of a Disputed Claim that becomes an Allowed Claim after the Effective Date, any Cash that would have been distributed in respect of the Disputed Claim had it been an Allowed Claim at the Effective Date shall be distributed, with interest thereon to the extent earned after the Effective Date and before the Distribution Date, net of any taxes paid pursuant to Section 10.9.

        10.5 Treatment of Contingent Claims. Until such time as a Contingent Claim becomes an Allowed Claim, such Claim shall be treated as a Disputed Claim. In the case of the holder of a Claim against the Debtor that has recourse against an Affiliate of the Debtor or any collateral security provided by any Affiliate of the Debtor, the Allowable amount of such claim shall be estimated by the Court prior to or at the Confirmation Hearing and shall be reduced by the present value, as determined by the Court as of the Effective Date, of the amount or value that such holder is expected to realize as a result of recourse to such Affiliate or collateral security thereof.

        10.6 Estimation of Claims. The Proponents may, prior to the Confirmation Date, and Reorganized O'Brien may, at any time thereafter, request that the Court estimate any Contingent Claim pursuant to section 502(c) of the Bankruptcy Code. In the event that the Court estimates any Contingent Claim, that estimated amount will constitute either the

Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, Reorganized O'Brien or the Creditors' Committee, as applicable, may elect to pursue any supplemental proceedings to object to or estimate for allowance purposes any ultimate payment on such Claim.

        10.7    Disputed Claims Reserve.

        (a) From and after the Effective Date, distributions in respect of the Class 15 Supplemental Payment and from the Cash Payment Fund and the Post-Petition Interest Fund shall be reserved by Reorganized O'Brien for the holders of Disputed Class 15 Claims and deposited in segregated accounts to be held and administered by Reorganized O'Brien (the "Disputed Claims Reserve"). The distributions so deposited in the Disputed Claims Reserve shall be held in trust by Reorganized O'Brien for the benefit of the holders of Class 15 Claims. Except to the extent the Court shall determine that a good and sufficient reserve for Disputed Class 15 Claims is less than the full amount thereof, in determining the amount of the distributions due to the holders of Allowed Class 15 Claims and the amount to be reserved for Disputed Class 15 Claims, the appropriate calculations shall be made as if all Disputed Claims were allowed as of the Effective Date in the full amount claimed by the holders thereof (which, in the case of Contingent Claims, shall be such maximum amount as may be estimated by the Court prior to or at the Confirmation Hearing). In the case of Disputed Class 15 Claims covered by any insurance policy under which the Debtor is the insured, the Debtor shall not be required to reserve an amount in excess of the respective Debtor's self-insured retention liability in respect of such Claim.

        (b) In the case of a Claim that is asserted as an Administrative Claim or Priority Claim but which Reorganized O'Brien believes constitutes, in whole or in to reserve within the Disputed Claims Reserve for Disputed Class 15 Claims the amount of Cash that would have been distributable on the Effective Date if such Claim then constituted an Allowed Class 15 Claim, provided such Claim is treated as an Unresolved Administrative and Priority Claim and a reserve therefor is accordingly included in the Administrative and Priority Claims Reserve.

        (c) All cash held in the Disputed Claims Reserve shall be invested in such investments as permitted under section 345 of the Bankruptcy Code. All interest earned on such investments shall be held in trust in the Disputed Claims Reserve and shall be distributed only in the manner set forth below in this Section 10.7.

        (d) To the extent that a Disputed Class 15 Claim is Allowed after the Effective Date, the amount of Cash which the holder of such Claim theretofore would have been entitled to receive if such Claim had been an Allowed Class 15 Claim on the Effective Date, together with interest earned on such Cash (net of any taxes paid pursuant to Section 10.9), shall be released from the Disputed Claims Reserve and distributed to such holder.

        (e) If and to the extent the holders of Allowed Class 15 Claims shall not, and upon receipt of such distributions will not, have received distributions under the Plan from the Cash Payment Fund equal to the Required Unsecured Claims Payment Amount, at the end of each calendar quarter following the Effective Date and on the Final Resolution Date, Reorganized O'Brien will distribute any amounts reserved from the Cash Payment Fund (and any interest earned thereon, net of any taxes paid pursuant to Section 10.9) and held in the Disputed Claims Reserve in respect of Disputed Class 15 Claims that have been disallowed by Final Order or withdrawn after the Effective Date or, if applicable, the end of the calendar quarter following the Effective Date that immediately precedes such calendar quarter to the then holders of Allowed Class 15 Claims based on their Pro Rata Share. At the end of each calendar quarter following the Effective Date and on the Final Resolution Date, Reorganized O'Brien will distribute any amounts reserved in respect of the Class 15 Supplemental Payment (and any interest earned thereon, net of any taxes paid pursuant to Section 10.9) and held in the Disputed Claims Reserve in respect of Disputed Class 15 Claims that have been disallowed by Final Order or withdrawn after the Effective Date or, if applicable, the end of the calendar quarter following the Effective Date that immediately precedes such calendar quarter to the then holders of Allowed Class 15 Claims (other than the Wexford-Related Unsecured Claims) based on their Pro Rata Share. Following the disallowance by Final Order or the withdrawal of any Disputed Class 15 Claim after such time as the holders of Allowed Class 15 Claims shall have received distributions under the Plan from the Cash Payment Fund equal to the Required Unsecured Claims Payment Amount, Reorganized O'Brien will release the Cash held in the Disputed Claims Reserve in respect of such Disputed Class 15 Claim (and any interest earned thereon, net of taxes paid pursuant to Section 10.9) and deposit such amounts into the Post-Petition Interest Fund. Promptly after all Disputed Class 15 Claims shall have been Allowed or disallowed by Final Order or withdrawn after the Effective Date, Reorganized O'Brien shall make a final recalculation of amounts reserved from the Cash Payment Fund then held in the Disputed Claims Reserve and shall distribute all such amounts (together with any interest earned thereon net of taxes paid pursuant to Section 10.9) to the holders of Allowed Class 15 Claims, to the extent such holders shall not, and upon such distribution will not, have received distributions under the Plan from the Cash Payment Fund equal to the Required Unsecured Claims Payment Amount, and shall deposit any remaining amounts into the Post-Petition Interest Fund. Notwithstanding any provision to the contrary herein, interim distributions from the Post-Petition Interest Fund may be made by Reorganized O'Brien, if and to the extent requested by the Creditors' Committee or ordered by the Court on motion of any holder of an Allowed Class 15 Claim.

        (f) Prior to the Effective Date, the Court shall determine the maximum amount of Disputed Claims (including Contingent Claims) to the extent necessary for Reorganized O'Brien to calculate the amount of distributions to be held in the Disputed Claims Reserve.

        10.8    Administrative and Priority Claims Reserve.

        (a) Subject to Section 10.8(b), the Administrative and Priority Claims Reserve shall be established on the Effective Date in an amount determined by the Court prior to the Effective Date. The Administrative and Priority Claims Reserve shall serve as the sole source of payment of all Unresolved Administrative and Priority Claims that are determined by Final Order after the Effective Date to be Allowed Claims, irrespective of the aggregate amount at which the Unresolved Administrative and Priority Claims ultimately are allowed by the Court. As Unresolved Administrative and Priority Claims are determined by Final Order to be Allowed Claims following the Effective Date, the Allowed amount thereof or, in the case of Unresolved Administrative and Priority Claims that ultimately are determined to be Allowed Class 15 Claims, the amount distributable in respect thereof in accordance with Section 10.7, to the extent there are funds then remaining in the Administrative and Priority Claims Reserve, shall be released from the Administrative and Priority Claims Reserve and paid to the holder thereof. After (i) the time shall have expired by which any holder of an Administrative Claim or Priority Claim must file a proof of claim or be forever barred, (ii) the Court shall have determined by Final Order the Allowed amount of all Unresolved Administrative and Priority Claims and
(iii) the Allowed amount of all Unresolved Administrative and Priority Claims shall have been paid in full from the Administrative and Priority Claims Reserve, any funds then remaining in the Administrative and

Priority Claims Reserve shall be released therefrom and applied as Excess Cash as provided in Section 6.12(c)).

        (b) Notwithstanding anything herein to the contrary, if the Administrative and Cure Claims Cash Payment exceeds the sum of the Additional any), any Excess Cash available to be applied pursuant to Section 6.12(c) on the Effective Date and the Reserved Administrative and Cure Claims Cash Amount (the amount of such excess being referred to as an "Administrative Claims Shortfall") and, therefore, NRG is required to make an NRG Mandatory Supplemental Loan pursuant to Section 6.10 in an amount equal to the Administrative Claims Shortfall (an "Administrative Shortfall Loan"), the time at which all or a portion of the Administrative Shortfall Loan shall be required to be made shall be deferred until after the Effective Date, as follows: (i) the amount of the Administrative Shortfall Loan required to be made on the Effective Date shall equal the amount by which the Effective Date Administrative and Cure Payments exceeds the sum of the Additional Cash Amount (if any), any Excess Cash available to be applied pursuant to Section 6.12(c) on the Effective Date and the Reserved Administrative and Cure Claims Cash Amount (the amount of such excess being referred to as the "Effective Date Administrative Shortfall Loan," with the amount of the Administrative Shortfall Loan in excess of the Effective Date Administrative Shortfall Loan (the amount of such excess being referred to as the "Deferred Administrative Shortfall Amount") being deferred and potentially reduced as provided below in clause (ii) of this Section 10.8(b), and (ii) at such time or times as Unresolved Administrative and Priority Claims become Allowed by Final Order after the Effective Date (or in the case of such Claims that are Allowed, but not yet due and payable on the Effective Date, at such times as such Claims become due and payable after the Effective Date), and provided that NRG shall not theretofore have made deferred Administrative Shortfall Loans pursuant hereto in excess of the Deferred Administrative Shortfall Amount, NRG shall be required within 3 business days thereafter to make an advance to Reorganized O'Brien in respect of the Administrative Shortfall Loan pursuant to the NRG Supplemental Loan Documentation equal to the amount at which such Unresolved Administrative and Priority Claims have been so Allowed or become due and payable (less any amount then available in the Administrative and Priority Claims Reserve to pay such Claims), subject to the maximum amount thereof established by the Court prior to the Effective Date in connection with the fixing of the amount of the Administrative and Priority Claims Reserve. Any such advance, when received by Reorganized O'Brien, shall be promptly deposited in the Administrative and Priority Claims Reserve. Notwithstanding anything herein to the contrary, NRG in any event shall be required to make the Administrative Shortfall Loan on the Effective Date to the extent necessary to fund the payment of all Cure Payments and Administrative Claims and Priority Claims that are Allowed and due and payable on the Effective Date.

        10.9 Payment of Taxes in Respect of the Distribution Reserves. Reorganized O'Brien shall pay, or cause to be paid, out of the interest earned on funds of each Distribution Reserve, any tax imposed by any governmental unit on the income generated by the funds held in that Distribution Reserve. Notwithstanding anything to the distribution in a Distribution Reserve to holders of an Allowed Claim, the amount of such interest shall be reduced by the amount of such taxes so paid by Reorganized O'Brien. Reorganized O'Brien shall also file or cause to be filed any tax or information returns related to the Distribution Reserves that are required by any governmental unit.

          Article XI:  Conditions to Confirmation and Effective Date

        11.1 Conditions to Confirmation. Confirmation of the Plan is subject to the prior or concurrent satisfaction or fulfillment of the conditions precedent that the Confirmation Order, shall have been entered by the Court no later than February 28, 1996.

        11.2 Conditions to Effective Date. The consummation of the Plan on the Effective Date is subject to the prior or concurrent satisfaction or fulfillment of each of the following conditions precedent:

        (a) all conditions to the obligations of the parties in Article 6 of the Acquisition Agreement to consummate the transactions to be consummated on the Closing Date thereunder (other than satisfaction or waiver of all conditions to the occurrence of the Effective Date hereunder) shall have been satisfied or waived as provided therein;

        (b) all indentures, mortgages, security agreements and other agreements and instruments to be delivered under or necessary to effectuate the Plan and consummate the transactions to be consummated at the Closing (as defined in the Acquisition Agreement), including without limitation the NRG New Loan Agreement, the Co-Investment Agreement, the Management Agreement, and the Liquidating Asset Management Agreement shall have been executed and delivered by the Entities that are the parties thereto; and

        (c) the Effective Date shall occur on or before March 15, 1996; provided that, if the Effective Date shall not have occurred on or before March 15, 1996 solely because ISRA Approval and/or BPU Approval shall not have been received, the Effective Date shall occur on the earlier of (i) five (5) Business Days after the first date on which both ISRA Approval and BPU Approval shall have been received or (ii) May 15, 1996.

        11.3 Waiver of Conditions. The Proponents may waive any condition or any portion of any condition set forth in this Article XI at any time without notice and without leave of or order of the Court.

        Article XII:  Effects of Confirmation and Effectiveness of Plan

        12.1 Discharge of Debtor. Any consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims or Interests of any nature whatsoever against the Debtor or any of its assets or properties; and, except as otherwise provided herein, upon the Effective Date, the Debtor shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from any and all 'debts' (as that term is defined in Bankruptcy Code section 101(11) and Claims that arise prior to the Effective Date, including but not limited to debts of the kind specified in Bankruptcy Code section 502(g), 502(h), or 502(i), whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. Effective as of the Effective Date, all holders of Claims and Interests shall be precluded from asserting against the Debtor, any of its assets or properties, or any property dealt with under the Plan any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not a proof of claim has been filed, such Claim is Allowed, or the holder of such Claim accepted the Plan.

        12.2 Discharge of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estate shall be fully released and discharged automatically and without the need for further action, and all of the rights, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests will revert to Reorganized O'Brien and its successors and assigns. Notwithstanding the foregoing, each holder of a Claim in any of Classes 1 through 14 that is to receive full payment of its Claim in Cash on the Effective Date, in exchange for and as a condition to such holder's receiving such payment, shall execute and deliver to Reorganized O'Brien a Uniform Commercial Code termination statement, discharge of tax Lien, or other documents and instruments, all in such form and substance as the Proponents may reasonably require, reasonably necessary to evidence of record the discharge of the Lien or Liens securing such holder's Claim. If any such holder fails to execute and deliver to Reorganized O'Brien any such documents or instruments within 90 days after the tender thereof to such holder, then the effect shall be the same as though such holder's distribution had been tendered and remained unclaimed.

        12.3 Injunction. Except as provided in the Plan or Confirmation Order, as of the a Claim or other debt or liability that is discharged or an Interest or other right of the Plan are permanently restrained and enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor or its property; (b) enforcing, attaching, collecting or recovering in any manner, any judgment, award, decree or order against the Debtor or its property; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor or its property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or its property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. As of the Effective Date, all Entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to this Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or an Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section.

        12.4 Exculpations and Limitations of Liability. To the fullest extent permitted under applicable law, the Debtor, NRG, the Equity Committee, the Creditors' Committee, Wexford and their respective directors, officers and employees (provided that, in the case of the Debtor, only the current directors, officers and employees), agents, advisors, attorneys and members and professionals, acting in such capacity, will neither have nor incur any liability to any Entity for any act taken or omitted to be taken in connection with or related to the Chapter 11 Case or the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan or the Chapter 11 Case; provided, however, that the foregoing provisions of this Section 12.4 will have no effect on: (1) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, or other agreement or document to be delivered in connection with the Plan; and (2) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

                   Article XIII:  Retention of Jurisdiction

        13.1 Retention of Jurisdiction. Pursuant to sections 1334 and 157 of title 28 of the United States Code, from and after the Confirmation Date, the Court shall retain and have jurisdiction of all matters arising in, arising under, and related to the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

        (a) to hear and determine objections to allowance of Claims and Interests and any actions pursuant to Bankruptcy Code sections 510 and 542 through 553;

        (b) to hear and determine any and all adversary proceedings, applications or litigated matters pending on the Effective Date or brought after the Effective Date;

        (c) to hear and determine any and all applications for substantial contribution and for Professional Fees;

        (d) to hear and determine, pursuant to the provisions of section 505 of the Bankruptcy Code, all issues related to the liability of the Debtor for any tax incurred prior to the Effective Date;

        (e) to enable Reorganized O'Brien to commence and prosecute any and all proceedings relating to Claims or causes of action which arose prior to the Effective Date or to recover any transfers, assets, properties or damages to which it may be entitled;

        (f)     to allow or disallow any Disputed Claim;

        (g) to enter and implement such orders as may be appropriate in the event confirmation of the Plan is for any reason stayed, reversed, revoked, modified or vacated;

        (h) to modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

        (i) to hear and determine any dispute arising under the Plan or the Transaction Documents, or concerning the conduct of any parties in interest with respect to the Plan and the Transaction Documents or the conduct of the Chapter 11 Case, its implementation and execution of any necessary documents thereunder; and to hear and determine any requests to amend, modify or correct the Plan, provided that such matters are brought to the Court before substantial consummation as defined by Bankruptcy Code section 1101(2), and subject further to the restrictions provided by Bankruptcy Code section 1127(b);

        (j) to enforce and implement the terms of the Plan, including the consummation thereof and the making of all payments required thereunder;

        (k) to hear and determine any motion to assume, reject, or assign an executory contract or unexpired lease pursuant to Bankruptcy Code section 365;

        (l) to enforce all discharge provisions of the Plan and Bankruptcy Code sections 1141 and 524 through appropriate means, including without limitation the granting of injunctive relief; and

        (m) to enter such orders as may be necessary or appropriate in furtherance of consummation and implementation of the Plan.

        13.2 Failure of Court to Exercise Jurisdiction. If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case including the matters set forth in Section 13.1 of the Plan, this Article XIII shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

                    Article XIV:  Miscellaneous Provisions

        14.1 Compliance With Tax Requirements. In connection with the Plan, Reorganized O'Brien shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements. Creditors may be required to provide certain tax information as a condition to receipt of distributions pursuant to the Plan.

        14.2 Post-Confirmation Date Fees and Expenses of Professional Persons. After the Effective Date, Reorganized O'Brien shall, in the ordinary course of business and without the necessity for any approval by the Court, pay the reasonable fees and expenses of persons employed by Reorganized O'Brien related to implementation and consummation of the Plan; provided, however, that no such fees and expenses shall be paid except upon receipt by Reorganized O'Brien of a detailed written invoice.

        14.3    Retention of Avoidance Actions. Pursuant to Bankruptcy Code
section 1123(b)(3), following the Effective Date the Debtor shall retain all claims or causes of action included in its Estate, including without limitation any avoidance actions under sections 544, 549 and 550 of the Bankruptcy Code.

        14.4 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims or Interests (whether or not such holders have filed a proof of Claim or Interest or have accepted the Plan), NRG, the Committees and Wexford and their respective successors and assigns; provided, however, that if the Plan is not confirmed, the Plan shall be deemed null and void and nothing contained herein shall be deemed (i) to constitute a waiver or release of any Claims by the Debtor or any other Entity,

(ii) to prejudice in any manner the rights of the Debtor or any other Entity, or
(iii) to constitute any admission by the Debtor or any other Entity.

        14.5 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or the Delaware General Corporation Law or the law of the jurisdiction of organization of any entity formed or to be formed pursuant to the Plan, the internal laws of the State of New Jersey shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Chapter 11 Case, except as may otherwise be provided in such agreements, documents, and instruments.

        14.6 Amendments and Modifications. The Proponents may, in accordance with section 1127(a) of the Bankruptcy Code, amend or modify the Plan prior to the entry of the Confirmation Order. Any such amendment or modification proposed prior to entry of the Disclosure Statement Order shall not require the consent of the Equity Committee or Wexford; provided, however, that, if any such amendment or modification is made without the consent of the Equity Committee or Wexford, such entity shall be eliminated as a proponent of the Plan. After the entry of the Confirmation Order, the Proponents may, in accordance with section 1127(b) of the Bankruptcy Code, amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

        14.7 Revocation. Without limiting the application of Section 14.6 and subject to the obligations of O'Brien and NRG under the Acquisition Agreement and NRG's agreement set forth in a letter dated September 29, 1995 addressed to the Honorable Rosemary Gambardella and counsel to the Debtor (the "Bid Letter"), the Proponents reserve the right to revoke and withdraw the Plan prior to entry of the Confirmation Order. Notwithstanding the foregoing, unless the Proponents, by prior written notice to the Court, shall have waived the effectiveness of this provision, the Proponents shall be deemed to have revoked the Plan if the Effective Date shall not have occurred on or before the date specified in
Section 11.2(c). If the Proponents revoke or withdraw the Plan pursuant to this
Section 14.7, then the Plan shall be deemed null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any Entity in any further proceedings involving the Debtor. Notwithstanding anything to the contrary set forth herein, nothing contained herein shall be construed to modify any provision of the Acquisition Agreement or the Bid Letter or any of NRG's rights and obligations that may be expressly set forth in the Acquisition Agreement or Bid Letter.

        14.8 No Modification of Subordination Rights. Notwithstanding any provision contained herein to the contrary, nothing in the Plan shall modify or be deemed to modify any subordination rights in favor of the holders of Senior Debt under the Old Indentures, and any distributions from the Class 15C Cash Payment Fund that, if made to the holders of Old Subordinated Noteholder Claims in accordance with Section 5.13, would violate the subordination provisions of the Old Indentures shall be deemed automatically assigned, and shall be paid by Reorganized O'Brien directly, to the holders of Senior Debt entitled thereto in accordance with the applicable terms of the Old Indentures.

        14.9 Severability. Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any other provisions of the Plan.

        14.10 De Minimis Distributions. No distribution of less than ten dollars ($10.00) in Cash shall be made to any holder of an Allowed Claim. Such undistributed amount will be the property of and released to Reorganized O'Brien.

        14.11 Interpretation and Rules of Construction. Unless otherwise specified, all section, article, schedule and exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

        14.12 Other Terms. The words 'herein,' 'hereof,' 'hereto,' 'hereunder,' and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

        14.13 Headings. Headings are used in the Plan for convenience of reference only, and shall not constitute a part of the Plan for any other purpose. Headings shall not limit or otherwise affect the provisions of the Plan.

        14.14 Incorporation of Exhibits. Each Schedule and Exhibit to the Plan annexed hereto and each of the Plan Documents are incorporated into and are a part of the Plan as if set forth in full herein.

        14.15 Termination of Existence of Committees. The existence of the Equity Committee shall terminate on the Effective Date. The Creditors' Committee shall continue in existence following the Effective Date for the sole and limited purpose of performing its obligations under Section 10.2(b) of the Plan; provided that no expenses or other amounts shall be payable hereunder for services rendered or expenses incurred after the Effective Date, to or for the benefit of the Creditors' Committee or any member thereof other than the Objection Resolution Expenses that are payable pursuant to Section 10.2(b). Upon the Final Resolution Date, the existence of the Creditors' Committee shall terminate.

Dated at New York, New York, this 31 day of January, 1996.

                                O'BRIEN ENVIRONMENTAL ENERGY, INC.
                                By       /s/ John B. Kelly
                                   -------------------------------
                                   Name:  John B. Kelly

                                NRG ENERGY, INC.
                                By       /s/ Craig A. Mataczynski
                                   -------------------------------
                                   Name:  Craig A. Mataczynski

                                OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS OF O'BRIEN ENVIRONMENTAL ENERGY, INC.
                                By       /s/ Larry Littman
                                   -------------------------------
                                   Name:  Larry Littman

                                WEXFORD MANAGEMENT CORP.
                                By       /s/ Spyros S. Skouras, Jr.
                                   -------------------------------
                                   Name:  Spyros S. Skouras, Jr.

                                SILLS, CUMMIS, ZUCKERMAN, RADIN, TISCHMAN,
                                EPSTEIN & GROSS, P.C.
                                One Riverfront Plaza, 13th Floor
                                Newark, NJ 07102-5400
                                By       /s/ Jack Zackin
                                   -------------------------------
                                   Name:  Jack Zackin
                                Attorneys for O'Brien Environmental Energy, Inc.

                                GIBSON, DUNN & CRUTCHER LLP
                                200 Park Avenue
                                New York, NY 10166
                                By       /s/ Michael A. Rosenthal
                                   -------------------------------
                                   Name:  Michael A. Rosenthal P.C.
                                Attorneys for NRG Energy, Inc.

                                MARCUS MONTGOMERY P.C.
                                53 Wall Street, 8th Floor
                                New York, NY 10005-2815
                                By       /s/ Claude D. Montgomery
                                   -------------------------------
                                   Name:  Claude D. Montgomery
                                Attorneys for the Official Committee of Equity Security Holders

                                ROSENMAN & COLIN LLP
                                575 Madison Avenue
                                New York, NY 10022-2585
                                By       /s/ Jeff J. Friedman
                                   -------------------------------
                                   Name:  Jeff J. Friedman
                                Attorneys for Wexford Management Corp.